UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO OUR SHAREHOLDERS:
We are pleased to invite you to attend the annual meeting of shareholders of lululemon athletica inc. on Thursday, June 6, 2024, beginning at 8:00 a.m., Pacific Time. The annual meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the annual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LULU2024. You also will be able to vote your shares electronically at the annual meeting.
We are excited to continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our shareholders and the company by hosting a virtual meeting which helps enable greater shareholder attendance. This format allows shareholders that might not otherwise be able to travel to a physical meeting to attend online and participate from any location around the world.
Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying notice and proxy statement.
This year we are again providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are sending to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2023 annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 annual report, and a form of proxy card or voting instruction card.
All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
Your vote is important. Regardless of whether you plan to participate in the annual meeting online, we hope you will vote as soon as possible. You may vote by proxy over the Internet, telephone or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, telephone, or by paper proxy, or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the virtual meeting.
Thank you for your ongoing support of, and continued interest in, lululemon.
Sincerely,

/s/ Calvin McDonald
Calvin McDonald
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date	Virtual Meeting
June 6, 2024 at 8:00 a.m., Pacific Time Online check-in will begin at 7:30 a.m., Pacific Time	Virtual Live webcast at www.virtualshareholdermeeting.com/LULU2024

Proposal		Board recommends you vote:
MANAGEMENT PROPOSALS
Proposal No. 1	Election of four Class II directors to a three-year term and approval of the continuation of two Class I directors to serve remainder of term	For ✓
Proposal No. 2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2024	For ✓
Proposal No. 3	Advisory vote to approve the compensation of our named executive officers	For ✓
SHAREHOLDER PROPOSALS
Proposal No. 4	Shareholder proposal regarding a report on the impact of the production and sale of animal-derived products (if properly presented at the meeting)	Against ✘
Shareholder vote
Shareholders of record at the close of business on April 8, 2024, are entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof. A list of those shareholders entitled to vote at the annual meeting will be available for examination by any shareholder for any purpose germane to the meeting for a period of ten days prior to the meeting at our principal offices. If you would like to schedule an appointment to examine the shareholder list during this period, please email our company secretary at investors@lululemon.com.
Online Access to Proxy
We are pleased to continue using the U.S. Securities and Exchange Commission's "notice and access" delivery model allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this delivery process will expedite shareholders' receipt of proxy materials and lower the costs and reduce the environmental impact of the annual meeting. On or about April 25, 2024, we intend to send to our shareholders a Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy statement and 2023 annual report, on how to vote online, and on how to access the virtual annual meeting and the shareholder list. This notice also provides instructions on how to receive a paper copy of the proxy materials by mail.
Technical Help
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Whether or not you plan to attend the annual meeting, please vote your shares via the Internet or telephone, as described in the accompanying materials, as soon as possible to ensure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting you will, of course, have the right to revoke the proxy and vote your shares electronically at the meeting.

By order of the board of directors,

/s/ Calvin McDonald
Calvin McDonald
Chief Executive Officer
Vancouver, British Columbia
April 25, 2024

LULULEMON ATHLETICA INC.
PROXY STATEMENT
2024 ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 6, 2024
GENERAL INFORMATION
This proxy statement is being provided to solicit proxies on behalf of the board of directors of lululemon athletica inc. for use at the annual meeting of shareholders to be held on Thursday, June 6, 2024 at 8:00 a.m., Pacific Time. Our principal offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7.
Virtual Annual Meeting
We are pleased to inform you that this year's meeting will again be a virtual meeting, which will be conducted via live webcast. You will be able to attend the annual meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LULU2024. We expect to first make this proxy statement available, together with our 2023 annual report, to shareholders on or about April 25, 2024.
Our board of directors considers the appropriate format for our annual meeting of shareholders on an annual basis. We are pleased to continue to embrace the latest technology to provide expanded access, improved communication, and cost savings for our shareholders and lululemon. Our virtual format allows shareholders to submit questions and comments and to vote during the meeting. Each shareholder may ask up to two questions with a 1,000-character limit per question. We believe the virtual meeting format allows our shareholders to engage with us no matter where they live in the world, and is accessible and available on any internet-connected device, be it a phone, a tablet, or a computer. We believe the benefits of a virtual meeting allow our shareholders to have robust engagement with lululemon, and is in the best interests of our shareholders at this time.
Who May Vote
Only persons who are holders of record of our common stock or our special voting stock at the close of business on April 8, 2024, which is the record date, will be entitled to notice of and to vote at the annual meeting. On the record date, 120,796,683 shares of common stock and 5,115,961 shares of special voting stock were issued and outstanding. Each share of common stock and special voting stock is entitled to one vote at the annual meeting. Holders of common stock and special voting stock will vote together as a single class on all matters that come before the annual meeting. Accordingly, throughout this proxy statement we refer generally to our outstanding common stock and special voting stock together as our "common stock."
What Constitutes a Quorum
Shareholders may not take action at the annual meeting unless there is a quorum present at the meeting. Shareholders participating in the virtual meeting are considered to be attending the meeting "in person." The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote as of the close of business on the record date constitutes a quorum. Abstentions and broker non-votes will each be counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a shareholder withholds such shareholder's vote by checking the "abstain" box on the proxy card, or similarly elects to abstain via the Internet or telephone voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of the selection of an independent registered accounting firm.

Vote Required
MANAGEMENT PROPOSALS

Proposal No. 1	A nominee for director will be elected to the board, and a continuing director will be approved, if the votes cast for the nominee's election or approval of the continuing director exceed the votes cast against that nominee's election or the approval of the continuing director at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election and we do not have cumulative voting in the election of directors.
Proposal No. 2	The selection of our independent registered public accounting firm will be ratified if the votes cast for this proposal exceed the votes cast against this proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal No. 3	The compensation of our named executive officers will be approved, on an advisory basis, if the votes cast for this proposal exceed the votes cast against this proposal at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
SHAREHOLDER PROPOSAL

Proposal No. 4	Under our current bylaws, approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Voting Process
Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the annual meeting in accordance with the directions given. In the absence of directions, these shares will be voted "FOR" the election of the director nominees and the continuing directors named in this proxy statement, "FOR" Proposals No. 2, and No. 3., and "AGAINST" Shareholder Proposal No. 4.
We do not expect any other matters to be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to those matters.
The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet or telephone, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a notice with instructions on how to access proxy materials as well as how you may instruct your bank or brokerage firm how to vote your shares.
Voting on the Internet
You can vote your shares via the Internet by following the instructions in the notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet in advance of the annual meeting even if you plan to attend the annual meeting.

Voting by Mail
You can vote your shares by mail by requesting that a printed copy of the proxy materials be sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as "proxies," to vote your shares at the annual meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the annual meeting.
Voting by Telephone
You can vote your shares by telephone. Instructions are included with your notice. If you vote by telephone, you do not need to complete and mail your proxy card.
Attendance and Voting at the Annual Meeting
Most of our shareholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "shareholder of record." As the shareholder of record, you have the right to attend the meeting, grant your voting proxy directly to lululemon or to a third party, or to vote your shares during the meeting. If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in "street name"), you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting.
Revocation
If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the annual meeting by delivering to the company secretary of lululemon a written notice of revocation or a duly executed proxy bearing a later date or by voting your shares electronically at the annual meeting. Any shareholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares. Simply attending the annual meeting does not revoke your proxy. Your last vote, prior to or at the annual meeting, is the vote that will be counted.
Householding
The SEC permits companies to send a single notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of this proxy statement, together with our 2023 annual report, to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each shareholder continues to receive a separate notice, and for those shareholders that elect to receive a paper copy of proxy materials in the mail, one copy of our 2023 annual report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the notice, our 2023 annual report and this proxy statement. The broker will arrange for delivery of a separate copy of the notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Solicitation of Proxies
We pay the cost of soliciting proxies for the annual meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile, mail, email or other methods of electronic communication. We have also retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $11,000 plus reasonable out-of-pocket expenses. Shareholders are requested to return their proxies without delay.
Note Regarding Forward-Looking Statements
This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We use words such as "anticipates," "believes," "estimates," "may," "intends," "expects," and similar expressions to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on our current expectations and assumptions concerning future events and may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the "Risk Factors," “Quantitative and Qualitative Disclosures About Market Risk,” and “Management’s Discussion and Analysis” sections of our periodic reports on Form 10-K and Form 10-Q. Any or all of our forward-looking statements in this report may turn out to be inaccurate. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and our actual results could differ materially from those anticipated or implied by the forward-looking statements. All forward-looking statements in this proxy statement are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.
This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not a part of this proxy statement and are not incorporated by reference herein.

Year in Review
In this proxy statement, we refer to the fiscal year ended January 28, 2024 as "2023" and the fiscal year ended January 29, 2023 as "2022."
Our Business
We are committed to our Power of Three ×2 growth plan, which calls for a doubling of our revenue from 2021 levels to $12.5 billion by 2026. In 2023, we advanced our plan with progress across each of our three growth pillars – Product Innovation, Guest Experience, and Market Expansion – with a year-over-year net revenue increase of 19%.
Product Innovation
Our core and new product innovations continued to resonate with guests.
Women’s
We saw strength in many of our key franchises including Align, Scuba, and Define, and engineered new sensations with a fabric innovation, Ultra Soft Nulu, introduced in our Wundermost bodywear collection. We launched updated versions of our Blissfeel and Chargefeel footwear styles, and launched Blissfeel Trail, our first road-to-trail running shoe.
We also announced our FURTHER initiative featuring new women-first product innovations, a holistic scientific research program addressing the existing sex and gender data gap on endurance performance, community activations, and a giveback component to support young women. The initiative culminated in a multi-day ultramarathon over International Women's Day in March 2024.
Men’s
We continued to bring newness into our men’s category with new product innovations and the expansion of our casual offerings, including the introduction of our Steady State and Soft Jersey loungewear. Guests continued to respond well to our ABC and Commission franchises as we introduced new styles, fits, and fabrics to solve for unmet needs. We updated our Pace Breaker Short and Metal Vent collection to enhance fit and feel, incorporating feedback from athletes and guests as part of our ongoing innovation process. We also co-created a train collection with NBA player and lululemon Ambassador, Jordan Clarkson.
Assortment Expansion
We grew our Play assortment with versatile styles for golf and tennis, and in accessories, guests responded well to our collection of bags, backpacks, and duffles. We also advanced our Impact Agenda goals through product initiatives, including a partnership with Geno that featured bio-based nylon in Metal Vent and Swiftly product collections, our Like New initiative, and announced a partnership with Samsara Eco to scale circularity through textile-to-textile recycling.
Guest Experience
Our omni-operating model served our guests both in-store and online, with strength across both channels. Our teams continued to connect with our guests at store events, community 10K runs, and through our Essentials membership program in North America which has grown to more than 17 million members.

Brand Awareness
We accelerated our efforts to increase consideration for lululemon through brand campaigns and activations at the local and global level.
As part of our Align campaign, we hosted a Dupe Swap event in Los Angeles where approximately 50% of the guests who traded in product dupes told us they were new to our brand. We tested our first men's focused TV campaign in the US featuring our ABC pants. And we welcomed new global ambassadors into our collective to connect with more guests and powerfully represent our brand, including ultramarathon runner Camille Herron, breaker Phil Wizard, NHL star Connor Bedard, swimmer Summer McIntosh, NFL athlete DK Metcalf, and professional golfer Min Woo Lee.
Additionally, lululemon and Peloton announced a five-year strategic global partnership through which Peloton became the exclusive digital fitness content provider for lululemon, and lululemon became the primary athletic apparel partner to Peloton. Together, the brands now engage their global community of members through apparel, experiences, special programming, and original content, expanding the brand awareness and reach for both companies.
Market Expansion
We experienced strength across all our international markets with 12% year-over-year net revenue growth in the Americas, 67% in China Mainland, and 43% in Rest of World, and plan to continue strategically investing given we are in the early innings of our growth around the world.
Global Growth
We opened 56 net new company-operated stores, with 19 in the Americas and 37 internationally, ending the year with 711 company-operated stores worldwide. We entered new markets in Europe and the Middle East (EMEA) and Asia Pacific (APAC), including our first store in Bangkok, Thailand. We optimized 30 stores across markets, and we were proud to celebrate our 10-year anniversary in China Mainland.
We believe our community-building approach resonates across geographies, and our brand awareness globally represents an opportunity for lululemon.
Supporting Wellbeing
We continued to invest in initiatives to support physical, mental, and social wellbeing for our people and communities.
We released our third annual Global Wellbeing Report, providing a glimpse into the world’s state of holistic wellbeing. For World Mental Health Day, lululemon hosted a series of interactive wellbeing events in communities around the globe, from movement and mental health workshops across Europe and the Americas, to a multi-day wellbeing activation at the iconic West Bund in Shanghai that included a three kilometer-long outdoor installation. More than 9,000 people participated in our World Mental Health Day activities across six cities in China Mainland.
We also created a Mental Wellbeing Global Advisory Board to support our company in developing best practices to improve mental wellbeing outcomes for our global collective. The Advisory Board is comprised of leaders representing lululemon’s key global markets in the wellbeing space.
For our people, our goal is to develop inclusive leaders who enable growth and wellbeing for all. We are proud to have been named as one of the top 25 Best Places to Work in the US by Glassdoor in 2023 and are the top-ranked employer within the Fashion & Apparel industry.
We continue to offer wide-ranging and holistic benefits to support our employees, including:
•Competitive Base Pay: Our 2023 minimum base pay for our North American stores and Guest Education Centre (GEC) was $16 or $18 depending on the role and location. In addition, employees continue to be eligible for lululemon's team-based bonus programs, with the ability to earn up to an additional $3 per hour on average, and up to $12 per hour, for store-based goals and results achieved.

•Pay Equity: We seek to maintain 100% gender pay equity within our entire global employee population, meaning equal pay for equal work across genders, by geography. We have achieved full pay equity, including gender and race, in the United States, which is the only country where we currently collect individually attributable race data.
•Professional Coaching: Our internal development serves three main purposes: to support people in elevating their skills to excel in their current roles, identifying a path and development plan for future roles, as well as honoring and supporting their personal growth goals. We offer our employees a myriad personal and professional development programs designed to achieve these outcomes, including our signature Purpose, Vision and Goals program, bespoke leadership development curriculum, access to professional coaching and mentorship, and extensive skill development opportunities.
•IDEA (Inclusion, Diversity, Equity, and Action): Our IDEA mission is to expand being well to encompass a culture of inclusion where diversity is celebrated, equity is the norm, and action is the commitment. In 2023, lululemon made significant strides in our IDEA journey, including increasing diversity within our retail stores. We successfully rolled out our Women Of Leadership cohort and continued to drive IDEA learning through toolkits and our allyship initiative, LEAN (Learning in Equity, Actioning Now). We also advanced more than 200 people through our Inclusion and Equitable Design Certification program, the biggest cohort to date.

Financial Highlights
In 2023, lululemon celebrated its 25th anniversary and delivered a strong year of financial results.
The summary below compares 2023 to 2022 and provides both GAAP and non-GAAP financial measures. The adjusted financial measures for 2023 exclude asset impairment and other charges recognized in relation to lululemon Studio. The adjusted financial measures for 2022 exclude goodwill impairment and other charges recognized in relation to lululemon Studio and the gain on the sale of an administrative building.
•Net revenue increased 19% to $9.6 billion.
•Gross profit increased 25% to $5.6 billion. Adjusted gross profit increased 24% to $5.6 billion.
•Gross margin increased 290 basis points to 58.3%. Adjusted gross margin increased 240 basis points to 58.6%.
•Income from operations increased 61% to $2.1 billion. Adjusted income from operations increased 25% to $2.2 billion.
Refer to the non-GAAP reconciliation tables in Appendix A of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

lululemon in 2023 Numbers

Americas
438
Stores
Europe and the Middle East
48
Stores
China Mainland
127
Stores
Asia Pacific
98
Stores

38,000
Approximate employees

19
Countries where we have retail stores

711
Stores

56
Net new stores opened

*Company-operated store numbers as of January 28, 2024

Our Impact
Our stake in the ground toward an equitable, sustainable future
We believe we have a unique opportunity and platform from which to inspire change. Our Impact Agenda outlines our social and environmental goals, and multi-year strategies to contribute to a healthier world. Established in 2020 to guide our efforts internally and address the need for systemic change in our industry and around the world, our Impact Agenda is informed by issues that matter most for our society, industry, brand and people, as well as our values, progress, and learnings.
We take a holistic approach to responsibility and advancing positive impact, and understand the interconnectedness of our people, product, planet, and the communities we serve – knowing that when we focus on one, we also impact another.
The three pillars address priority social and environmental issues, each with a vision for success, goals, commitments, and metrics to support the future of our business and our commitment to be a responsible industry leader.
2022 Impact Report
In September 2023, we released our annual Impact Report to share progress against our commitments. Our impact governance structure brings together diverse representation of levels and functions across the organization, including members of our board of directors, to oversee and deliver this work. The annual Impact Report can be found on our website (https://corporate.lululemon.com/our-impact).

Be human.	Be well.	Be planet.

Our vision: People succeed because we create an environment that is equitable, inclusive, and fosters growth.

We strive for a more equitable future where our employees, guests, Ambassadors, and business partners – including the people who make our products (our makers) – are represented, welcomed, respected, and valued. We are taking thoughtful steps to actively create and foster an inclusive environment that reflects the global communities we serve. The safety and wellbeing of our makers is central to our operations, so we are working with our contract suppliers, industry organizations and stakeholders to help advance working conditions and wellbeing across our supply chain.

Our vision: Communities thrive because we contribute to conditions that support physical, mental, and social wellbeing.

We are a company dedicated to working toward a healthier and more inclusive future, for all. We leverage our business, expertise, resources, and communities to invest in and advocate for the wellbeing of those most impacted by systemic inequity. The lululemon Centre for Social Impact’s purpose is to disrupt inequity in wellbeing through movement, mindfulness, and advocacy. Our model focuses on delivering financial support and knowledge to an extensive network of partnerships, with the aim to approach impact at scale, and within and for distinct communities.

Our vision: Our products and actions can help lead our industry toward a more climate-stable future where nature and people thrive.

We are on a journey to become a net-zero company and have set science-based targets that are the foundation for our climate action goals. We seek to lead in innovating preferred materials and create a circular ecosystem by designing out waste and keeping materials in use as long as possible. We are working across our value chain to reduce our carbon and water footprint, improve chemical management, develop and sell products that we believe reflect the values of our guests, and contribute to a healthier environment.

Focus Area	Focus Area	Focus Area
•IDEA •Employee Empowerment •Fair Labour Practices and Wellbeing of People Who Make Our Products	•Equitable Access to Wellbeing Tools and Resources •Research Engagement and Inclusive Innovation	•Climate Action •Product and Material Innovation •Circularity and New Guest Models •Water and Chemistry •Packaging and Waste

Executive Officers

Calvin McDonald, Chief Executive Officer	Officer since: 2018 Age: 52

Calvin McDonald was appointed chief executive officer of lululemon and a member of our board of directors in August 2018. Prior to joining lululemon, Mr. McDonald served for five years as president and chief executive officer of Sephora Americas, a division of the LVMH group of luxury brands. Prior to joining Sephora in 2013, Mr. McDonald spent two years as president and chief executive officer of Sears Canada. Prior to his tenure at Sears Canada, Mr. McDonald spent 17 years at Loblaw Companies Limited, a grocery and pharmacy leader in Canada. Mr. McDonald is on the board of directors of The Walt Disney Company. Mr. McDonald received an MBA from the University of Toronto, and a Bachelor of Science degree from the University of Western Ontario.

Meghan Frank, Chief Financial Officer	Officer since: 2020 Age: 47

Meghan Frank has served as our chief financial officer since November 2020. She joined lululemon in 2016 as the senior vice president, financial planning and analysis, and served as interim co-chief financial officer from April 2020 until her appointment to chief financial officer. Ms. Frank is now responsible for leading finance, tax, treasury, investor relations, asset protection, facilities, transformation, and strategy functions of the business. Prior to joining lululemon, Ms. Frank held senior finance and merchandise planning roles at Ross Stores and J. Crew, where she served for nearly a decade. She earned her Bachelor of Arts degree from Colgate University.

Celeste Burgoyne, President, Americas and Global Guest Innovation	Officer since: 2016 Age: 50

Celeste Burgoyne was appointed as our president, Americas and global guest innovation in October 2020. Since joining lululemon in 2006, she has led the U.S. expansion for lululemon, and expanded to oversee all guest-facing aspects of the North America business, including e-commerce, stores and alternative channels. She is also responsible for leading our guest innovations for lululemon globally. Prior to joining lululemon, Ms. Burgoyne held various leadership positions during her ten years at Abercrombie & Fitch. Ms. Burgoyne holds a B.A. from the University of San Diego.

Michelle (Sun) Choe, Chief Product Officer	Officer since: 2018 Age: 55

Sun Choe has served as our chief product officer since September 2018, leading the merchandising and design teams for the company. She joined lululemon in 2016 as senior vice president, global merchandising and has been instrumental in elevating merchandising capabilities, partnering with design leadership and innovation to deliver the lululemon vision to guests through best-in-class product assortments. Prior to joining lululemon, Ms. Choe served as chief global product merchant at Marc Jacobs and worked in multi-channel merchandising at brands including West Elm, Madewell, and Urban Outfitters. Ms. Choe received her B.A. from the University of Maryland College Park.

André Maestrini, Executive Vice President, International	Officer since: 2021 Age: 60
André Maestrini has served as our executive vice president, international since January 2021, leading our international expansion in APAC, EMEA and China Mainland. Mr. Maestrini's responsibilities include leading our company's global offices, and continuing to grow the brand globally and across multiple channels. Prior to joining lululemon, Mr. Maestrini spent 14 years at adidas in various senior roles and across several of the company’s global offices, most recently as the global general manager of sport business units and managing director of Latin America. Prior to adidas, Mr. Maestrini held marketing roles at The Coca-Cola Company, Danone, and Kraft Jacobs Suchard. He received a master’s degree in Marketing from ESSEC Business School in Paris, France.

Nicole (Nikki) Neuburger, Chief Brand Officer	Officer since: 2020 Age: 43

Nikki Neuburger has served as our chief brand officer since January 2020 with the responsibility to lead our marketing, sustainable business and social impact teams - including communications, brand management, creative, media, events, retail marketing, sports marketing and partnerships - globally. Between 2018 and 2020, Ms. Neuburger was the global head of marketing at Uber Eats where she led the introduction and expansion of the brand around the world. Prior to that, Ms. Neuburger built a 14-year career at Nike where she last served as the brand marketing vice president of Nike Running. Ms. Neuburger received her Bachelor of Science in Business Administration from Oregon State University.

Board of Directors

Martha (Marti) Morfitt, Chair of the Board	Director since: 2008 Age: 66

Marti Morfitt has been a member of our board of directors since December 2008, and has been the chair of the board since March 2022.
She has served as a principal of River Rock Partners, Inc., a business and cultural transformation consulting firm, since 2008. Ms. Morfitt served as the chief executive officer of Airborne, Inc. from October 2009 to March 2012. She served as the president and chief executive officer of CNS, Inc., a manufacturer and marketer of consumer healthcare products, from 2001 through March 2007. From 1998 to 2001, she was chief operating officer of CNS, Inc. Ms. Morfitt currently serves on the board of directors of Graco, Inc. and Olaplex Holdings, Inc. She served on the board of directors of Mercer International Inc., a forest products company, from 2017 to 2020, and Life Time Fitness, Inc. from 2008 to 2015. She received her HBA from the Richard Ivey School of Business at the University of Western Ontario, and an MBA from the Schulich School of Business at York University.

Skills & Experience
Our board of directors selected Ms. Morfitt to serve as director because she has extensive public board experience and years of leading and managing branded consumer businesses, and their operations and strategic planning.

David Mussafer, Lead Director	Director since: 2014 Age: 60

David Mussafer is the lead director and has been a member of our board of directors since September 2014.
Mr. Mussafer also served as a director of lululemon from 2005 until 2010. Mr. Mussafer is chairman and managing partner of Advent International, L.P. which he joined in 1990. Prior to Advent, Mr. Mussafer worked at Chemical Bank and Adler & Shaykin in New York. Mr. Mussafer has led or co-led more than 30 buyout investments at Advent across a range of industries. Mr. Mussafer currently serves on the board of directors of Olaplex Holdings Inc. Mr. Mussafer previously served as a director of a number of public and private companies over the course of his career at Advent, including First Watch Restaurants, Inc. from 2019 to 2021. Mr. Mussafer holds a BSM, cum laude, from Tulane University and an MBA from the Wharton School of the University of Pennsylvania.

Skills & Experience
Our board of directors believes Mr. Mussafer's extensive experience enables him to provide valuable insights to the board of directors regarding board processes, and operations as well as the relationship between the board of directors and shareholders.

Michael Casey, Director	Director since: 2007 Age: 78

Michael Casey has been a member of our board of directors since October 2007. Mr. Casey also served as co-chair of the board of directors from September 2014 to April 2017, and as chair of the board of directors from May 2014 to September 2014.
He retired from Starbucks Corporation in October 2007, where he had served as senior vice president and chief financial officer from August 1995 to September 1997, and executive vice president, chief financial officer and chief administrative officer from September 1997 to October 2007. Subsequent to retirement he served as a senior advisor to Starbucks Corporation from October 2007 to May 2008, and from November 2008 to January 2015. Prior to joining Starbucks, Mr. Casey was executive vice president and chief financial officer for Family Restaurants, Inc. and president and chief executive officer of El Torito Restaurants, Inc. He was also a member of the board of directors of the Nasdaq OMX Group, Inc. from January 2001 to May 2012. Mr. Casey graduated from Harvard College with a B.A. degree in Economics, cum laude, and Harvard Business School with an MBA degree.

Skills & Experience
Our board of directors selected Mr. Casey to serve as director because he has extensive experience in corporate finance and accounting, managing retail-focused industry operations, strategic planning, and public company corporate governance.

Shane Grant, Director	Director since: 2023 Age: 49

Shane Grant has been a member of our board of directors since November 2023.
He currently serves as Group Deputy CEO, CEO Americas and EVP Dairy, Plant-Based and Global Sales at Danone. In his role, Mr. Grant is responsible for leading the Danone business across North America and Latin America, as well as Danone's largest global category in Dairy and Plant-Based and global Customer and Commercial Leadership. Mr. Grant joined Danone in May 2020 as EVP and CEO of Danone North America. Previously, Mr. Grant spent nearly 20 years with The Coca-Cola Company, where he held global and operating leadership roles in category, commercial, and general management. Before joining The Coca-Cola Company, he held customer, supply chain, and brand management positions at Unilever. Mr. Grant serves on the board of directors of the US Food Industry Association (FMI), the executive committee of the Consumer Brands Association, and is a member of the American Heart Association CEO roundtable. He is also a Member of World 50. Mr. Grant holds Business and Arts degrees from the University of Auckland.
Skills & Experience Our board of directors selected Mr. Grant to serve as a director because of his experience with consumer brands and in international markets.

Kathryn Henry, Director	Director since: 2016 Age: 58

Kathryn Henry has been a member of our board of directors since January 2016.
Ms. Henry is co-founder and advisor of LightBrite, where she also served as CEO from January 2022 to February 2023. From 2015 to 2022, she served as a strategic consultant for retail and technology companies, in addition to venture capital, investment and consulting firms seeking executive level guidance. Ms. Henry previously served as chief information officer, logistics & distribution at lululemon from 2010 to 2014 where she oversaw all global information and technology operations for the company. Prior to joining lululemon in 2010, Ms. Henry worked at Gap, Inc., where she served as vice president and chief information officer of international IT and Gap North America and was responsible for the systems support of key international growth initiatives. Previously, she was vice president of Dockers Business Divestiture and vice president of global IT strategy & development at Levi Strauss & Co. Ms. Henry was selected as a Global CIO Top 25 Breakaway Leader in 2013, and was a member of the National Retail Federation CIO council during her tenure with lululemon.
Skills & Experience Our board of directors believes Ms. Henry's strategic technology and retail experience as well as her experience with lululemon provides valuable insight to our board of directors.

Teri List, Director	Director since: 2024 Age: 61

Teri List has been a member of our board of director since March 2024.
Ms. List served as executive vice president and chief financial officer of Gap Inc, from January 2017 until her retirement in June 2020. Prior to joining the Gap, she served as chief financial officer at DICK’s Sporting Goods and Kraft Food Group, overseeing organizations across finance, accounting, real estate, legal, and information technology. Prior to those roles, Ms. List spent nearly 20 years with Procter & Gamble culminating in the role of SVP and Treasurer. She began her career in public accounting at Deloitte LLP. She currently serves on the board of directors of Danaher Corporation, Microsoft Corporation and Visa Inc. Ms. List has a bachelor’s degree in accounting and an honorary doctorate from Northern Michigan University and is a certified public accountant.

Skills & Experience
Our board of directors selected Ms. List to serve as a director because of her extensive experience in corporate finance and accounting and her experience as a business leader and board member for global companies in the retail and consumer products industry.

Alison Loehnis, Director	Director since: 2022 Age: 53

Alison Loehnis has been a member of our board of directors since January 2022.
Since October 2022, Ms. Loehnis has been ad-interim CEO and president of Luxury and Fashion at Yoox Net-a-Porter where she is responsible for Net-a-Porter, Mr. Porter and the Outnet businesses, and where she was president of the luxury division from 2015 until 2021. She has held several leadership roles with expanding responsibility since she joined the company in 2007 and has been instrumental in the conception and launch of major initiatives including TheOutnet.com and MrPorter.com. Previously, Ms. Loehnis held positions with LVMH, Hachette Filipacchi and The Walt Disney Company, after starting her career with Saatchi & Saatchi. Ms. Loehnis received a degree in Art History from Brown University.

Skills & Experience
Our board of directors selected Ms. Loehnis to serve as a director because it believes her experience as a leader in the retail industry, and international markets will provide valuable insight to the company.

Isabel Mahe, Director	Director since: 2022 Age: 50

Isabel Mahe has been a member of our board of directors since November 2022.
Ms. Mahe currently serves as Vice President and Managing Director of Greater China at Apple Inc. She joined Apple in 2008 as Vice President of Wireless Technologies and oversaw the development of cellular, Wi-Fi, Bluetooth, NFC, location and motion technologies for products across the business. Prior to Apple, she served as Vice President of Wireless Software Engineering at Palm and held key managerial positions at other technology-focused organizations. Ms. Mahe served on the board of directors of Starbucks from 2019 to 2023 and was named to Fortune’s 50 Most Powerful Women list in 2021 and 2022. She received a Bachelor of Applied Science and a Masters of Engineering from Simon Fraser University in British Columbia, Canada and an MBA from the University of California, Berkeley.

Skills & Experience
Our board of directors selected Ms. Mahe to serve as a director because she has a strong track record of driving growth in fast growing and global markets, and industries through her knowledge of consumer and product trends.

Jon McNeill, Director	Director since: 2016 Age: 56

Jon McNeill has been a member of our board of directors since April 2016.
Since January 2020, Mr. McNeill has served as chief executive officer of DVx Ventures. He served as chief operating officer of Lyft, Inc. from March 2018 to July 2019. From September 2015 to February 2018, he served as president of Tesla Motors Inc., overseeing customer-facing operations. Prior to joining Tesla, he was the chief executive officer of Enservio, Inc., a software company, from 2006 until 2015, and founder of multiple technology and retail companies, including TruMotion, Sterling, First Notice Systems and Trek Bicycles Stores, Inc. He serves on the board of directors of General Motors. Mr. McNeill began his career at Bain & Company. He is a graduate of Northwestern University.

Skills & Experience
Our board of directors selected Mr. McNeill because it believes his executive experience and innovative and entrepreneurial attributes provide valuable insight and are aligned with our unique culture.

Emily White, Director	Director since: 2011 Age: 45

Emily White has been a member of our board of directors since November 2011.
She has served as President of Anthos Capital, a Los Angeles-based investment firm since 2018. Prior to Anthos, Ms. White was chief operating officer at Snap, Inc. from January 2014 to March of 2015. Prior to joining Snap, Ms. White held several leadership roles at Facebook Inc. from 2010 to 2013 including as Director of Local Business Operations, Director of Mobile Business Operations and Head of Business Operations at Instagram. From 2001 to 2010, Ms. White worked at Google where she ran North American Online Sales and Operations, Asia Pacific & Latin America business and the Emerging Business channel. Ms. White is on the boards of directors of Olaplex Holdings Inc., Guayaki Sustainable Rainforest Products, Inc., and Gretel.ai. She was on the board of directors of Graco, Inc. from 2017 to 2022. Ms. White has also served on the boards of the National Center for Women in I.T., a non-profit coalition working to increase the participation of girls and women in computing and technology, and X-Prize, a non-profit focused on creating breakthroughs that pull the future forward. She received a BA in Art History from Vanderbilt University.
Skills & Experience Our board of directors selected Ms. White to serve as a director because of her extensive experience with social networking and technology companies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified board of directors with a total of 11 directors, including four Class I directors, four Class II directors, and three Class III directors who will generally serve until the annual meetings of shareholders to be held in 2026, 2024 and 2025, respectively.
Director Nominees for Election at the 2024 Annual Meeting of Shareholders
New and re-nominated directors are evaluated by the corporate responsibility, sustainability and governance committee of our board of directors using information available about the candidate, criteria and procedures included in our "guidelines for evaluating director candidates."
As the term for our Class II directors is expiring at the 2024 annual meeting, the committee has nominated the individuals noted below for re-election. If elected, the directors will serve for a three-year term until our 2027 annual meeting, and until their successors are duly elected and qualified, or until their earlier resignation or removal.
Our board of directors appointed two new directors, Shane Grant on November 1, 2023 and Teri List on March 15, 2024. The board of directors believes our shareholders should have the opportunity to vote on both Mr. Grant and Ms. List as continuing Class I directors at this annual meeting. If approved, both Mr. Grant and Ms. List will serve until our 2026 annual meeting, and until their successor is duly elected and qualified or until their earlier resignation or removal.
Our board of directors has no reason to believe that any of the nominees listed above will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee. There are no family relationships among any of the directors or executive officers.

Name	Age(1)	Director Since
Class II directors (whose terms would expire at the 2027 annual meeting)
Calvin McDonald	52	2018
Isabel Mahe	50	2022
Martha Morfitt	66	2008
Emily White	45	2011
Class I directors (whose terms would expire at the 2026 annual meeting)
Shane Grant	49	2023
Teri List	61	2024
(1) Age as of April 25, 2024.
Vote Required and Board Recommendation
If a quorum is present, a nominee for director will be elected to the board of directors, and a continuing director will be approved, if the votes cast for the nominee's election or the approval of the continuing director exceed the votes cast against that nominee's election or the approval of the continuing director. If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote by the inspector of elections, the board of directors will determine whether to accept the director's resignation. Abstentions and broker non-votes will have no effect on the outcome of the election.
Our board of directors unanimously recommends a vote "FOR" the election of four Class II nominees and two continuing Class I directors named above.

CORPORATE GOVERNANCE
lululemon's Board of Directors
Our Board of Directors
The following table states the name, principal occupation, age, tenure, and committees of each of our current directors (including the nominees to be elected at this meeting), and the period during which each has served as a director of lululemon.

Name	Occupation	Age(1)	Director Since	Tenure (Years)	Independent	Audit Committee	Corporate Responsibility, Sustainability & Governance Committee	People, Culture & Compensation Committee
Class I directors (whose terms expire at the 2026 annual meeting)
Michael Casey	Retired Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Starbucks Corporation	78	2007	17	●	Chair		●
David Mussafer Lead Director	Chairman and Managing Partner of Advent International, L.P.	60	2014	10	●		Chair
Class I directors (who are nominees at the 2024 annual meeting to serve as continuing directors until the 2026 annual meeting)
Shane Grant	Group Deputy CEO, CEO Americas and EVP Dairy, Plant Based and Global Sales of Danone	49	2023	6 months	●	●
Teri List	Retired Executive Vice President and Chief Financial Officer of Gap, Inc.	61	2024	1 month	●	●
Class II directors (whose terms expire and are nominees for re-election at the 2024 annual meeting)
Isabel Mahe	Vice President and Managing Director of Greater China at Apple Inc.	50	2022	1	●		●	●
Calvin McDonald	Chief Executive Officer of lululemon athletica inc.	52	2018	6
Martha Morfitt Chair	Principal of River Rock Partners Inc.	66	2008	16	●	●
Emily White	President of Anthos Capital	45	2011	13	●		●	Chair

Name	Occupation	Age(1)	Director Since	Tenure (Years)	Independent	Audit Committee	Corporate Responsibility, Sustainability & Governance Committee	People, Culture & Compensation Committee
Class III directors (whose terms expire at the 2025 annual meeting)
Kathryn Henry	Co-Founder and Advisor of LightBrite	58	2016	8	●	●		●
Alison Loehnis	Ad-interim CEO and President of Luxury and Fashion of Yoox Net-a-Porter	53	2022	2	●	●
Jon McNeill	Chief Executive Officer of DVx Ventures	56	2016	8	●		●
(1) Age is as of April 25, 2024.

Director Skills & Experience
Our directors have a diverse set of skills and experience we believe are necessary to create an effective board. The skills listed below are qualifications and experiences we consider important to oversee the management of our business. The skills matrix identifies some important competencies possessed by each non-employee director and nominee based on the board's assessment and each director's self-evaluation.

Michael Casey	Shane Grant	Kathryn Henry	Teri List	Alison Loehnis	Isabel Mahe	Jon McNeill	Martha Morfitt	David Mussafer	Emily White
Senior Leadership
CEO or executive management experience at a publicly-traded or private company, or other large complex organization with leadership qualifications and skills to help our board advise, support, and oversee our management team across a range of governance, strategic, operational and financial matters.
●	●	●	●	●	●	●	●	●	●
International Markets
Experience in an organization that operates internationally, with an understanding of diverse business environments, economic conditions, cultures and regulatory frameworks, and a broad perspective on global market opportunities.
●	●		●	●	●	●	●	●
Finance/Accounting
Significant experience in positions requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions and risk management from a financial perspective. This may include those who have experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, in the financial sector or private equity or have an educational background or training in accounting or finance.
●	●		●			●	●	●	●

	Michael Casey	Shane Grant	Kathryn Henry	Teri List	Alison Loehnis	Isabel Mahe	Jon McNeill	Martha Morfitt	David Mussafer	Emily White
Retail Industry
Experience in the retail or consumer product industry and an understanding of factors affecting our industry, operations, business needs and strategic goals ,including specific experience overseeing product design or merchandising, or developing strategies for real estate, store operations and logistics.
	●	●	●	●	●	●	●	●
Technology
Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, as well as an understanding of emerging technology trends to help the Board oversee cybersecurity and advise our management team on enhancing our guest experience and our omni-channel approach to e-commerce.
			●		●	●	●			●
HR & Talent Experience overseeing executive compensation, succession planning, as well as employee engagement and talent management.	●		●					●	●	●
Environmental, Social & Governance (ESG)
Experience developing or managing ESG programs, including environmental management, sustainability programs and initiatives workplace health & safety, diversity & inclusion, social responsibility, corporate governance.
	●	●				●	●	●	●

Board Diversity
The demographics listed below are based on voluntary, self-identified characteristics of gender, racial, and LGBTQ+ status of the company's board. The below tables show the board diversity matrix for this year and the previous year.

Board Diversity Matrix on record date of April 8, 2024
Board Size
Total Number of Directors	11
	Female	Male
Gender
Directors	6	5
Number of Directors who self-identify as one of the below:
African American or Black	0	0
Asian	1	0
White	5	5
LGBTQ+	1

Board Diversity Matrix on record date of April 10, 2023
Board Size
Total Number of Directors	11
	Female	Male
Gender
Directors	6	5
Number of Directors who self-identify as one of the below:
African American or Black	1	0
Asian	1	0
White	4	5
LGBTQ+	1
Independence of the Board
The U.S. federal securities laws pertaining to corporate governance of publicly-traded companies and the Nasdaq listing standards require the board of directors to make an evaluation and determination as to the independence of members of the board of directors in accordance with the standards provided in U.S. federal law and the Nasdaq listing standards. The board of directors has reviewed the general definitions and criteria for determining the independence of directors, information provided by each director, other relevant facts and circumstances bearing on each director's ability to exercise independent judgment in carrying out the responsibilities of a director, any arrangements or understandings between any director and another person under which that director was selected as a director, and the recommendations of the corporate responsibility, sustainability and governance committee regarding the independence of our current directors. Based on this review, our board of directors has determined that the following current members of our board of directors are "independent" for the purposes of the Nasdaq listing standards as they relate to directors:

Michael Casey	Shane Grant	Kathryn Henry	Teri List
Alison Loehnis	Isabel Mahe	Jon McNeill	Martha Morfitt
David Mussafer	Emily White
Our board of directors has determined that Calvin McDonald, our chief executive officer, is not an independent director by virtue of his current employment with lululemon.

Executive Sessions
Non-management directors generally meet in an executive session without management present each time our board of directors holds its regularly scheduled meetings.
Committees and Meeting Attendance
Our board of directors has three standing committees, including audit; people, culture and compensation; and corporate responsibility, sustainability and governance committees. Each of these committees operates under a written charter adopted by our board of directors. Copies of these charters are available on our website at www.lululemon.com.
Our board of directors held five meetings of the full board of directors during 2023. Each of the standing committees held the number of meetings indicated in the table below. During 2023, each of our directors attended at least 75% of the total number of meetings of our board of directors and the committees of our board of directors on which such director served during that period. Directors are expected to attend all Board and applicable committee meetings, absent extraordinary circumstances and to review meeting materials in advance of such meetings. Directors are also encouraged to attend our annual meetings of shareholders. All of our directors who were directors at such time attended the 2023 annual meeting of shareholders.
The table below shows the three standing committees of our board of directors, the members of each committee during 2023 and the number of meetings held by each committee.

Committee	Number of meetings in 2023	Members(1)
Audit	7	Michael Casey (chair)
		Shane Grant(2)
		Kathryn Henry
		Alison Loehnis
		Martha Morfitt
Corporate Responsibility & Governance	4	David Mussafer (chair)
		Isabel Mahe
		Jon McNeill
		Emily White
People, Culture & Compensation	6	Emily White (chair)
		Michael Casey
		Isabel Mahe
		Glenn Murphy(3)
		Kathryn Henry
(1) Teri List joined the board of directors effective March 15, 2024.
(2) Shane Grant joined the board of directors effective November 1, 2023.
(3) Glenn Murphy resigned from the board of directors effective August 25, 2023.

Audit Committee
The audit committee is appointed by our board of directors to assist it in fulfilling its oversight responsibilities by overseeing the accounting and financial reporting processes of lululemon and the audits of our financial statements as well as overseeing our risk assessment and risk management policies, procedures and practices. The audit committee's primary duties and responsibilities also include:
•Reviewing the financial reports and other financial information of the company for filing with the appropriate governance or regulatory authorities;
•Reviewing the Company's accounting and financial reporting processes generally and the audits of the financial statements of the company;
•Appointing and retaining our independent registered public accounting firm, approving all audit, review, and other services to be provided by our independent registered public accounting firm and determining the compensation to be paid for those services;
•Overseeing the integrity of our financial reporting process and systems of internal controls regarding accounting, finance, legal compliance and ethics;
•Overseeing the qualifications, independence, and performance of our independent registered public accounting firm;
•Overseeing our financial risk assessment and risk management policies, procedures, and practices;
•Overseeing our enterprise risk assessment and management policies, procedures and practices (including regarding those risks related to information security, cyber security, and data protection);
•Reviewing and, if appropriate, approving any related party transactions;
•Reviewing our code of business conduct and ethics applicable to all directors, officers, and employees, and monitoring and approving any modifications or waivers of the code;
•Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters;
•Monitoring compliance with legal and regulatory requirements, including developments affecting environmental, social and governance reporting within the financial reporting framework as well as overseeing the reporting and auditing of any mandatory sustainability and climate-related disclosures that require information to be presented on a global consolidated basis; and
•Monitoring compliance with the global code of business conduct and ethics and overseeing the company's corporate compliance program.
The current members of the audit committee are Michael Casey (chair), Shane Grant, Kathryn Henry, Teri List, Alison Loehnis, and Martha Morfitt. Our board of directors has determined that each of the members of the audit committee is "independent" for purposes of the Nasdaq listing requirements as they apply to audit committee members and that Mr. Casey, Ms. Morfitt, and Ms. List qualify as "audit committee financial experts" under the rules of the SEC as they apply to audit committee members.
Corporate Responsibility, Sustainability and Governance Committee
The corporate responsibility, sustainability and governance committee is appointed by our board of directors and is responsible for matters relating to assist it in fulfilling its oversight responsibilities related to the corporate governance of the company, including:
•Identifying individuals qualified to become members of our board of directors or any of its committees;
•Recommending nominees for election as directors at each shareholder meeting at which directors are to be elected;
•Recommending candidates to fill any vacancies on our board of directors or any of its committees;

•Overseeing the evaluation of the board of directors and each committee of the board; and
•Reviewing and evaluating the company's significant strategies, policies, programs, practices and public reporting with respect to environmental, social and governance matters applicable to the company, including corporate responsibility, environmental sustainability, human right, social impact and philanthropy issues and impacts to support sustainability and the responsible growth of the Company's business.
The current members of this committee are David Mussafer (chair), Isabel Mahe, Jon McNeill and Emily White. Our board of directors has determined that each of the members of this committee is "independent" for purposes of the Nasdaq listing standards as they apply to board committees performing the nominating function.
People, Culture and Compensation Committee
The people, culture and compensation committee is appointed by our board of directors to assist it in fulfilling its oversight responsibility by overseeing all significant aspects of our compensation policies and programs, including:
•Reviewing and recommending to our board of directors the compensation and annual performance objectives and goals of our chief executive officer;
•Reviewing and approving the compensation of our executive officers (other than the chief executive officer) and getting overall insight into each named executive officer's performance;
•Reviewing, approving, and administering incentive-based and equity-based compensation plans in which our executive officers participate;
•Evaluating risks created by our compensation policies and practices and considering any reasonably likely effect of such risks;
•Establishing and periodically reviewing policies with respect to management perquisites and special benefits;
•Reviewing reporting on succession planning, talent management, and policies and practices with respect to diversity and inclusion;
•Reviewing and recommending to our board of directors new executive compensation programs; and
•Reviewing and recommending to our board of directors proposed changes in director compensation.
Additional information concerning the people, culture and compensation committee's processes and procedures for the consideration and determination of executive and director compensation (including the role of its independent compensation consultant, WTW) can be found in the Compensation Discussion and Analysis section of this proxy statement under the captions "People, Culture and Compensation Committee Duties and Responsibilities," "Role of the Independent Compensation Consultant," and "Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation."
The current members of this committee are Emily White (chair), Michael Casey, Isabel Mahe, and Kathryn Henry. Our board of directors has determined that each of the members of this committee is "independent" for purposes of the Nasdaq listing standards as they apply to board committees performing the compensation function.
Director Nominations
The board of directors maintains an evergreen list of potential board candidates and fosters relationships with potential candidates on an ongoing basis. The corporate responsibility, sustainability and governance committee reviews and updates this list throughout the year with a view to maintaining an appropriate balance of skills and experience, as well as diversity on the Board and to plan for appropriate succession. The corporate responsibility, sustainability and governance committee considers recommendations for nominees from directors, officers, employees, shareholders, and others based upon each candidate's qualifications, including whether a candidate possesses the specific qualities and skills desirable in members of our board of directors. The committee may, in its discretion, also engage director search firms to identify candidates. Nominees for our board of directors are expected to:
•Be committed to enhancing long-term shareholder value;
•Possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character, and integrity;
•Understand our business and the industry in which we operate;
•Regularly attend meetings of our board of directors and committee meetings;
•Review in a timely fashion and understand materials circulated to the Board regarding the company and the industry;
•Participate in meetings and decision-making processes in an objective and constructive manner; and
•Be available to advise our officers and management.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the corporate responsibility, sustainability and governance committee recommends the candidate to our board of directors. The committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
We are committed to a merit-based system for composition of our board of directors, which includes multiple perspectives and views. The corporate responsibility, sustainability and governance committee considers individuals on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to director duties, and likelihood that they will be able to serve as a director for a sustained period. While we do not have a formal policy regarding the consideration of diversity in identifying nominees for directors, we value the benefits that a diversity of business experience, geography, age, abilities, gender identity, race and ethnicity can bring to our board of directors. Accordingly, we believe diversity on the board of directors promotes the inclusion of different perspectives and ideas and ensures that we have a board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds that reflect the diverse nature of the business environment.
The corporate responsibility, sustainability and governance committee will consider director candidates recommended by shareholders. The committee will evaluate director candidates in light of several factors, including the general criteria outlined above. Shareholders who wish to recommend individuals for consideration by the committee to become nominees for election to our board of directors at an annual meeting of shareholders must do so in accordance with the process outlined in "Shareholder Proposals to be Presented at the 2025 Annual Meeting of Shareholders" section of this proxy statement and in compliance with our bylaws. Each submission must include: the name and address of the shareholder on whose behalf the submission is made; the number of our shares that are owned beneficially by that shareholder as of the date of the submission and the time period for which those shares have been held; the derivative securities interests owned beneficially by that shareholder as of the date of the submission; a statement from the record holder of the shares and derivative securities interests verifying the holdings; the full name of the proposed candidate; a description of the proposed candidate's business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed candidate's qualifications as a director; and any other information described in our bylaws and in our "Guidelines for Evaluating Director Candidates," which is available on our website at www.lululemon.com.
Board Structure
We have a classified board structure where board members are elected to three-year terms, such that generally every year only one-third of the directors are considered for election or re-election. We have had this board structure continuously since lululemon became a publicly traded company in 2007. Our board of directors believes the classified board structure has served lululemon and our shareholders well and continues to benefit our shareholders. We believe continuity in membership of our board of directors has assisted in consistent application of our practice of combining performance and leadership to achieve our goals.
Our board of directors also believes a classified board structure provides valuable stability and continuity of leadership for lululemon which is important to long-term shareholder value. With three-year terms, directors develop a deeper understanding of our business, values, competitive environment, and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the long-term best interest of shareholders. It also enhances the board's ability to make fundamental decisions that are best for lululemon and its shareholders, such as decisions on strategic transactions, significant capital commitments, and careful deployment of financial and other resources. Electing directors to three-year terms also enhances the independence of non-employee directors. It permits them to act independently and on behalf of all shareholders without worrying whether they will be re-nominated by the other members of the board each year. The longer term reduces the influence of special interest groups or significant shareholders who may have agendas contrary to the majority of shareholders and lululemon's own long-term goals. The board of directors believes the freedom to focus on the long-term interests of lululemon, instead of short-term results and the re-nomination process, leads to greater independence and better governance.
In addition, our board of directors believes the classified board structure can be a safeguard against a purchaser gaining control of lululemon without paying fair value. Because only approximately one-third of the directors are elected at any annual meeting, a majority of the board of directors cannot be replaced at a single annual meeting. A classified board does not preclude a change in control of lululemon. It can, however, provide the board of directors more time and flexibility to evaluate the adequacy and fairness of proposed offers, to implement the optimal method of enhancing shareholder value, to protect shareholders against abusive tactics during a takeover process, and to negotiate the best terms for all shareholders, without the threat of imminent removal of a majority of board members.
Our board of directors believes that without a classified board structure, its ability to deal with proposals it believes are unfair to lululemon's shareholders or inadequate would be significantly reduced.
Although our board of directors believes a classified board structure is best for lululemon and our shareholders at this time, our board of directors also believes board composition needs to be very responsive to the changing needs of lululemon, however rapid or long-term. Our board of directors evaluates and refreshes itself on a regular basis in an effort to ensure there is proper board composition to meet the current and long-term business needs of lululemon. The average length of service on our board of directors by our current board members is approximately seven years. We also have a mix of tenure length on our board, with approximately half of our board serving a tenure of over six years (six directors) and the remaining directors serving under six years (five directors). Our board of directors believes its approach toward board turnover has achieved the right balance between the need for continuity and the need for fresh perspectives on the board and continues to place lululemon's best interests and needs above any individual agenda.

Board Leadership Structure
Our board of directors believes that one of its most important functions is to protect shareholders' interests through independent oversight of management, including the chief executive officer. However, our board of directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the chair of the board of directors and chief executive officer. Our board of directors considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for lululemon, based on the particular circumstances facing lululemon from time to time.
Currently, the positions of chair of the board of directors and chief executive officer are held by separate persons because our board of directors determined that this structure aids in the oversight of management and was in the best interests of our company and our shareholders at this point in time.
Board and Committee Evaluations
The board of directors and each committee perform annual self-evaluations under the guidance of the corporate responsibility, sustainability and governance committee. In connection with these evaluations, each of the directors is requested to provide their assessment of the performance and effectiveness of the board of directors and the committees on which they serve to the corporate responsibility, sustainability and governance committee. Generally, these annual evaluations include peer evaluations. As a result of these evaluations, the committee may make recommendations for areas of improvement where appropriate.
Succession Planning
The people, culture and compensation committee conducts periodic reviews of the company's succession planning, including chief executive officer succession, which is reviewed by the Board on an annual basis. The corporate responsibility, sustainability and governance committee is responsible for developing a succession plan for the board of directors and may make recommendations to the full board on director succession matters.
Limits on Director Outside Activities
We ask our directors to devote sufficient time to carry out their duties and responsibilities as directors effectively, and they should be committed to serve on the board for an extended period of time. Each board member is expected to ensure that other existing and planned future commitments do not conflict or materially interfere with the individual’s service as a director. Directors are also expected to avoid any action, position or interest that conflicts with an interest of the company, or gives the appearance of a conflict.

Directors who also serve as chief executive officers or in equivalent positions of the company or other public companies should not serve on more than two other public company boards. Non-executive directors should not serve on more than four other public company boards.

Directors are expected to advise the chair of the board (and the chair of the corporate, responsibility, sustainability and governance committee, in the case of the chair of the board) in advance of accepting any other public company directorship.
Communications with Directors
Shareholders may communicate with members of our board of directors by transmitting correspondence by mail or email, addressed as follows:
Corporate Secretary
c/o lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Email: investors@lululemon.com
The company secretary will, as the secretary deems appropriate, forward communication to our board of directors or to any individual director, directors, or committee of our board of directors to whom the communication is directed.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of the officers, directors and employees of lululemon and our subsidiaries. The most current version is available on our website at www.lululemon.com. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will disclose the nature of the amendment or waiver on our website, as well as via any other means required by Nasdaq rules or applicable law.
Say-on-Pay Advisory Vote on Executive Compensation

We provided shareholders a "say-on-pay" advisory vote on the compensation of our named executive officers at our 2023 annual meeting. At that meeting, shareholders expressed substantial support for the compensation of our named executive officers (who generally include our chief executive officer, chief financial officer and each of our next three most highly compensated executive officers during a particular fiscal year), with approximately 94% of the votes cast on the proposal voting for approval of the compensation of our named executive officers.
The people, culture and compensation committee considered the results of the 2023 advisory say-on-pay vote when evaluating our compensation principles, design, and practices. The committee also considered many other factors in evaluating our executive compensation programs as discussed in the compensation discussion and analysis. While each of these factors bore weight on the committee's decisions regarding the compensation arrangements of our named executive officers, the committee did not make any changes to our executive compensation policies and practices as a direct result of the 2023 advisory say-on-pay vote.
Advisory Vote on the Frequency of Say-on-Pay Votes
We provided shareholders an opportunity to cast an advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials for future shareholder meetings at our 2023 annual meeting. Shareholders had the opportunity to recommend holding the advisory say-on-pay vote every year, every two years or every three years. At our 2023 annual meeting, shareholders holding a majority of the shares voting on this proposal preferred that we hold the advisory say-on-pay vote every year.
After considering the results of the 2023 advisory vote on the frequency of the say-on-pay votes and other factors it deemed relevant, the people, culture and compensation committee believed this outcome conveyed our shareholders' support for holding an advisory vote on say-on-pay every year. Accordingly, we are providing shareholders a say-on-pay advisory vote at this year's annual meeting.
The Dodd-Frank Act requires us to hold this advisory vote on the frequency of the advisory say-on-pay vote at least once every six years. Accordingly, our next advisory vote on how often we should include an advisory say-on-pay proposal in our proxy materials is expected to be at the 2029 annual meeting.
Risk Oversight
In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for overseeing and assessing risk management policies and procedures designed to protect the company's assets and business. While our board of directors has the ultimate oversight responsibility for the risk management process, our board of directors has delegated to the audit committee the initial responsibility of overseeing the company's risk assessment and risk management. In fulfilling its delegated responsibility, the audit committee has directed management to ensure that an approach to risk management is implemented as a part of the day-to-day operations of lululemon, and to design internal control systems with a view to identifying and managing material risks.
On a periodic basis, the audit committee reviews and discusses with the appropriate members of our finance team and our internal auditors the company's significant financial risk exposures and the steps that management has taken to monitor, control, and report those risks. In addition, the audit committee regularly evaluates the company's policies, procedures, and practices with respect to enterprise risk assessment and risk management (including those risks related to information security, cyber security, and data protection), including discussions with management about material risk exposures and the steps being taken to monitor, control, and report those risks. The audit committee reports its activities to the full board of directors on a regular basis and in that regard makes such recommendations to our board of directors with respect to risk assessment and management as it may deem necessary or appropriate.
Further to its risk oversight role delegated from the board, the audit committee maintains a cybersecurity sub-committee that is comprised of our Chief Information Officer ("CIO"), our Chief Information Security Officer ("CISO"), and representatives from the audit committee and board of directors that have knowledge and experience in cybersecurity matters. The cybersecurity sub-committee reviews our cybersecurity risk assessments and the steps being taken to monitor, control, and report on those risks as well as discusses regulatory and market developments. They also review our process for identifying and responding to cybersecurity incidents in a timely manner, and details of cybersecurity attacks or incidents which have occurred. Management generally meets with, and provides reports to, the cybersecurity sub-committee on a quarterly basis. Our CIO and CISO also meet with and provide reports to the audit committee at least quarterly. The board of directors receives periodic reports regarding the activities of the cybersecurity sub-committee. These reports and meetings are designed to inform the board of directors and committees about the current state of our information security program including cybersecurity risks, the nature, timing, and extent of cybersecurity incidents, if any, and the resolution of such matters.
On a periodic basis, the people, culture and compensation committee reviews the various design elements of our compensation policies and practices to determine whether any of their aspects encourage excessive or inappropriate risk-taking by our executive officers. The people, culture and compensation committee reports its activities in this regard to the full board of directors and makes such recommendations to our board of directors with respect to our compensation policies and practices as it may deem necessary or appropriate.
The board oversees environmental, social and governance management of the company and has delegated responsibility to both the audit committee and the corporate responsibility, sustainability and governance committee. The board and its committees assess whether management has appropriate mechanisms to oversee the development of ESG initiatives, strategies, policies and practices related to matters of sustainability and corporate responsibility that may have material impact on the company. As part of this function, the board and its committees review and discuss reports submitted by management with respect to the company's current goals and metrics, as well as significant events, issues and risks that may affect the company's business or financial performance.
Insider Trading
Our insider trading policy prohibits our directors, officers, employees, consultants and contractors from buying or selling lululemon securities when in possession of material non-public information and during other closed periods. Any sale, purchase or gift of lululemon securities by directors, executive officers and vice-presidents and other designated employees must be made during the pre-established period after receiving clearance by our chief legal and compliance officer or pursuant to a pre-approved and pre-established Rule 10b5-1 trading plan. In addition, the insider trading policy also prohibits our directors, officers, employees, consultants and contractors from speculating in our stock, including trading in options, warrants, puts and calls, or similar derivative securities, selling lululemon stock short and participating in hedging transactions. Our policy also prohibits our directors, officers and certain other employees from pledging lululemon stock as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
Three of the current members of the people, culture and compensation committee, Emily White (chair), Michael Casey and Isabel Mahe have never served as an officer or employee of lululemon. Kathryn Henry was previously our chief information officer, logistics & distribution and last served as an executive in 2014.
None of our executive officers currently serves, or in 2023 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or our people, culture and compensation committee.

DIRECTOR COMPENSATION
Director Compensation Philosophy
Our people, culture and compensation committee considers the specific duties and responsibilities for our non-employee director compensation program. We believe an offering of both cash and equity grants is best to attract and retain qualified candidates and aligns our directors' interest with our shareholders. In setting our director compensation, the people, culture, and compensation committee annually reviews our pay in an effort to ensure we remain competitive, and consults with its independent compensation advisor, WTW, for recommendations and market practice.
Director Compensation Design
For 2023, directors who served on the board of directors received cash retainers as appropriate to position and services performed. Furthermore, each non-employee director receives an annual grant of restricted stock awards under our 2023 equity incentive plan. These annual awards are generally granted after the annual meeting of shareholders each year if the director continues to be a member of our board of directors. For 2023, directors who served on the board of directors for the full fiscal year received an award of restricted stock having a fair value at the time of grant equal to approximately $150,000, subject to one year vesting. Non-employee directors who join our board of directors other than in connection with an annual meeting generally receive these awards on a pro-rata basis.

Fiscal 2023 Director Compensation
The following table shows the amount of compensation we paid to each of our non-employee directors for fiscal 2023 for serving on our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Martha Morfitt	268,333	148,757	417,090
David Mussafer	171,667	148,757	320,424
Michael Casey	149,167	148,757	297,924
Kourtney Gibson(2)	60,641	52,706	113,347
Shane Grant(3)	9,066	40,581	49,647
Kathryn Henry	120,833	148,757	269,590
Alison Loehnis	108,333	148,757	257,090
Isabel Mahe	115,833	156,940	272,773
Jon McNeill	105,833	148,757	254,590
Glenn Murphy(4)	78,958	52,706	131,664
Emily White	142,083	148,757	290,840
(1)The amounts in this column represent the expense we recognized in fiscal 2023 in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(2)Ms. Gibson did not stand for re-election at the 2023 annual general meeting.
(3)Mr. Grant joined the board of directors effective November 1, 2023.
(4)Mr. Murphy resigned from the board of directors effective August 25, 2023.

Director Compensation Changes
Following a review of the non-employee director compensation program, the board of directors approved an increase to the base annual cash retainers, people, culture and compensation committee chair retainer, and equity grant amounts. The updates are intended to better position our director compensation and when benchmarking to our peer group.

	Fiscal 2024 Total ($)	Fiscal 2023 Total ($)
Base Annual Cash Retainer
All Non-Employee Directors	100,000	95,000
Additional Retainers
Chair	160,000	160,000
Lead Director	50,000	50,000
Audit Committee Chair	30,000	30,000
People, Culture and Compensation Committee Chair	30,000	27,500
Corporate Responsibility, Sustainability and Governance Committee Chair	20,000	20,000
Audit Committee Member	15,000	15,000
People, Culture and Compensation Committee Member	12,500	12,500
Corporate Responsibility, Sustainability and Governance Committee Member	10,000	10,000
Sub-committees - additional compensation may be provided
Equity Grant
All Non-Employee Directors	160,000	150,000

Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our directors as follows:

Position	Minimum Ownership Guidelines (Dollar Value of Shares)
Non-Employee Director	5 x Base Annual Cash Retainer
(1) The base annual cash retainer does not include the amount of any additional retainers.

Our non-employee directors are expected to comply with the stock ownership guidelines within five years after their date of appointment or election to the board of directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the consolidated financial statements of lululemon for the fiscal year ending February 2, 2025. PwC has acted in such capacity since its appointment in fiscal 2006. A representative of PwC is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.
Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate governance practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee at its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of lululemon and our shareholders.
Fees for Professional Services
The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-
approval. The audit committee chair is also authorized to pre-approve additional services on a case-by-case basis, and such approvals are communicated to the full audit committee at its next meeting.
None of the services related to audit-related fees, tax fees, or all other fees described below were approved by the audit committee pursuant to the waiver of pre-approval provisions set under applicable rules of the SEC.
The following table shows the aggregate fees billed or expected to be billed to lululemon for 2023 and 2022 by PwC:

Fees	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$2,378,558	$1,658,887
Audit-Related Fees(2)	170,201	142,534
Tax Fees(3)	—	—
All Other Fees(4)	17,851	15,531
(1)Audit fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, including consent procedures in connection with public filings.
(2)Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under audit fees.
(3)Tax fees consist of fees for professional services rendered for tax compliance and tax advice.
(4)All other fees consist of fees for products and services other than the services reported above.

Vote Required and Board Recommendation
If a quorum is present, the selection of our independent registered public accounting firm will be ratified if the votes cast for this proposal exceed the votes cast against this proposal at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors unanimously recommends a vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2025.

REPORT OF THE AUDIT COMMITTEE
The audit committee oversees lululemon's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The audit committee also evaluates lululemon's policies, procedures and practices with respect to enterprise risk assessment and risk management (including those risks related to information security, cyber security, and data protection), including discussions with management about material risk exposures and steps being taken to monitor, control, and report such risks.
The audit committee consists of six directors, each of whom, in the judgment of our board of directors, is an "independent director" for purposes of the Nasdaq listing standards as they apply to audit committee members. The audit committee acts pursuant to a written charter that has been adopted by our board of directors. A copy of this charter is available on our website at www.lululemon.com.
The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission. The audit committee has met with our independent registered public accounting firm, with and without management present, to discuss the overall scope of its audit, the results of its examinations, and the overall quality of lululemon's financial reporting.
The audit committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the firm and lululemon that might bear on the auditors' independence, as required by the applicable requirements of the PCAOB, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that lululemon's audited financial statements be included in lululemon's Annual Report on Form 10-K for the fiscal year ended January 28, 2024.

AUDIT COMMITTEE

Michael Casey (chair)
Shane Grant
Kathryn Henry
Alison Loehnis
Martha Morfitt

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation discussion and analysis section highlights how our design and practices reflect our executive compensation philosophy. The people, culture and compensation committee and our board of directors believe our executive compensation programs align with our business strategy and the interests of our shareholders, while helping to attract and motivate key executives. A significant portion of the total incentive compensation for each of our executives is directly related to our financial performance results and other performance factors designed to measure our progress against our strategic plans.
We are required to submit a proposal to shareholders for a non-binding advisory vote to approve the compensation of our named executive officers under Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the annual meeting:
•The compensation of the named executive officers, as disclosed in this proxy statement (including the compensation discussion and analysis, the compensation tables, and the narrative disclosure that accompanies the compensation tables), is hereby approved, on an advisory basis.
Vote Required and Board Recommendation
If a quorum is present, the compensation of our named executive officers will be approved, on an advisory basis, if the votes cast for this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Our board of directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

Executive Compensation
Compensation Discussion and Analysis
The following section describes our executive compensation program for 2023 (and certain elements of 2024) for our "named executive officers" as outlined in the table below. Our intent is to provide shareholders with a comprehensive discussion of our compensation policies and practices, and related corporate governance. We believe this helps demonstrate our approach to executive compensation, including how our programs are linked to financial performance and contribute to lululemon's culture.

2023 Named Executive Officers	Title
Calvin McDonald	Chief Executive Officer
Meghan Frank	Chief Financial Officer
Celeste Burgoyne	President, Americas and Global Guest Innovation
Michelle Choe	Chief Product Officer
André Maestrini	Executive Vice President, International
Compensation Philosophy
We are committed to a compensation strategy that supports our values and rewards exceptional performance. Our executive compensation policies are based on the principles that compensation should be reflective of our financial performance (pay-for-performance), aligned with shareholders, and significantly tied to value creation through equity-based long-term incentives.
In Practice
The people, culture and compensation committee seeks to set total compensation at competitive levels to attract, motivate, and retain highly qualified executives who contribute to our success and are aligned with our culture. In assessing overall compensation, the committee generally considers the factors outlined in the chart below.
As a company headquartered in Canada that recruits our executives globally, we have developed compensation practices we believe are necessary for talent attraction and retention. All our named executive officers' compensation is denominated in U.S. dollars, and we offer select tax and relocation assistance.

Compensation Design
Our 2023 executive compensation program consisted of the following elements intended to provide a competitive mix of short and long-term incentives to our executive officers.
Base Salary
Bonus
Long-term Incentives
◦Restricted stock units (RSU);
◦Performance-based restricted stock units (PSU); and
◦Stock options.
Retirement & Health Benefits
◦Defined contribution group savings programs; and
◦Medical, dental and vision plans.
We align our executives' pay with performance, resulting in a substantial portion of executive pay being at-risk and tied to objective performance goals, including our annual bonus awards, and long-term incentives. The primary focus of our executive compensation is to drive long-term performance and value for our shareholders.
The charts shown opposite illustrate our executive officers' 2023 total compensation.

In developing our executive compensation programs, we follow these guidelines to support our compensation philosophy and governance practices:

What we do				What we don't do
✓	Align executive compensation with shareholder interests through short and long-term incentives which are linked to our financial performance	✓	Conduct an annual review of compensation programs and practices	x	Permit hedging or pledging of company stock	x	Provide excessive benefits or perquisites
✓	Set challenging performance goals for our annual bonus and PSUs	✓	Retain an independent compensation consultant	x	Reprice stock options	x	Provide single-trigger severance or permit golden parachute tax gross-ups following a change in control
✓	Maintain meaningful and market-competitive stock ownership guidelines for the chief executive officer, executive officers, and non-employee directors	✓	Include double-trigger change in control provisions in equity awards	x	Grant stock options at a discount to market price
✓	Consider relevant market practices when establishing compensation	✓	Include clawback provisions in our cash and equity incentive plans	x	Enter into employment agreements with multi-year terms
✓	Assess and mitigate undue risk in compensation programs

People, Culture and Compensation Committee Duties and Responsibilities
As referenced in our Corporate Governance section, the people, culture and compensation committee evaluates the pay of our executive officers with the goal of setting compensation opportunities at levels comparable with executives in peer companies of similar industry, size and scope of operations. The committee is responsible for the following components of the executive compensation programs:

Goals & Objectives

Approve goals to determine actual compensation and other benefits.

Programs

Evaluate our compensation design, policies and practices to determine achievement of intended purposes.

Risks

Determine if our programs encourage excessive or inappropriate risk-taking.

Administration

Establish and review policies for the administration of our compensation programs.

Talent

Oversee executive officer talent and succession planning.

The committee generally considers the following factors when setting the appropriate levels of compensation for our executive officers.
Individual Factors and Performance: the performance evaluation, experience, responsibilities, and potential.
Peers: similarly situated executives at comparable companies.
Company Performance: the absolute and relative performance and achievement of strategic and financial goals.
Independent Compensation Consultant: the advice of consultants for external expertise.

Role of the Independent Compensation Consultant
Our independent consultant
The committee has engaged WTW as its independent consultant for executive officer and director compensation matters and other topics under the committee's purview. WTW reports directly to the committee, reviews certain materials, attends meetings as requested, provides market data and recommendations, advises on evolving trends and best practices in compensation and committee governance, evaluates policies and practices, conducts pay equity studies and reviews the compensation discussion and analysis disclosure in our proxy statement.
During 2023, management also engaged WTW for consulting services regarding survey data, research products, and international compensation plans and policies. The WTW team members whom management engaged for these other services were not the same WTW team members whom the committee engaged. The following table shows the aggregate fees paid to WTW for both executive compensation matters and these other services during 2023:

Type of Fee	2023 Fees	Percentage of 2023 Fees
Compensation-Related Fees	$296,283	60%
All Other Fees	$199,251	40%
Total	$495,534	100%

Determination of independence
The committee reviewed its relationship with WTW when assessing whether the engagement raised any conflict of interest. Factors the committee considered included the six required factors under SEC and Nasdaq rules regarding committee advisor independence, which include (1) other services provided by the advisor's firm, (2) fees as a percentage of firm revenue, (3) any policies and procedures maintained by the advisory firm to prevent or mitigate potential conflicts of interest, (4) any business or personal relationship of the compensation advisor with a member of the committee, (5) any company stock owned by the compensation advisor, and (6) any business or personal relationship of the compensation advisor or the firm employing the advisor with an executive officer of lululemon. The committee believes that WTW has been independent during its service for the committee.

Role of People, Culture and Compensation Committee and Chief Executive Officer in Executive Compensation
The committee reviews and recommends to the board of directors the compensation and other terms of employment of our chief executive officer and evaluates the chief executive officer’s performance considering relevant corporate performance goals and objectives.
The chief executive officer provides a performance assessment and compensation recommendation for the other executive officers to the committee. The committee generally considers this feedback when it evaluates and approves each of the executive officer's (other than the chief executive officer's) compensation, including the executive's achievement of objectives, contributions to financial performance, and leadership accomplishments.
The chief executive officer does not participate in or otherwise influence recommendations regarding the chief executive officer’s own compensation.

Peer Group
The committee reviews what it believes is an appropriate peer group annually as it strives to ensure our executive compensation remains competitive against the most relevant external comparator companies.
In selecting peers, the committee aims to identify comparably sized companies (based on revenue, operating income, and market capitalization), and which represent competitors for leadership talent.
Following a review with the support of WTW, the committee approved the use of the peer group for 2023. While no singular company, or set of companies, has characteristics identical to lululemon, we believe our peer group for 2023 aligns with our high growth and strong consumer brand, and continues to be heavily weighted towards the retail industry.

Peer Group:
Adidas AG	Hanesbrands Inc.	Tapestry, Inc.
Capri Holdings Limited	Levi Strauss & Co.	Ulta Beauty, Inc.
Chipotle Mexican Grill	Nordstrom, Inc.	Under Armour, Inc.
Columbia Sportswear Company	Puma SE	Urban Outfitters
Deckers Outdoor	PVH Corp.	V.F. Corporation
The Estee Lauder Companies Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.

Elements of Compensation
The elements of our executive compensation package are designed to link to our business strategy and pay-for-performance philosophy. We have designed our pay practices to enable us to recruit our executives globally, and to attract and retain leaders who drive our vision. To support our strategy, our executive compensation packages generally target between market median and the 75th percentile. We also offer limited standard retirement and benefit plans.

Element	Purpose	How it Works	Link to Business Strategies
Base Salary	Provides base level of earnings throughout the year. It considers multiple factors including responsibilities, experience, external market, and historical performance.	Payable in arrears subject to deductions required by law or authorized by the executive.
Competitive base salary levels support attracting and retaining executive talent. Base salaries are generally targeted near the market median of base salaries of similarly situated executives at peer group companies.

Bonus	Rewards the achievement of annual financial and strategic goals.	Generally awarded in the form of annual cash performance bonus awards and payable based on the achievement of corporate performance goals established by the people, culture and compensation committee.	Performance metrics and incentive targets are set during the first part of the fiscal year and align with our financial goals. Performance metrics typically include operating income and net revenue.
Long-term Incentive Awards	Rewards the achievement of our long-term performance goals and aligns the incentives of our executives with the interests of our shareholders.	Generally awarded in three equity vehicles: (1) Stock options; (2) PSUs; and (3) RSUs.
Stock options and RSUs provide incentives for long-term shareholder value creation and support long-term retention.

PSUs are designed for our executives to deliver on long-term financial performance metrics we believe are drivers of shareholder value creation.

All our equity programs are designed to encourage equity ownership for our executives to align their interest with shareholders. The ultimate value received by the executive officers is also linked to the performance of our share price.

Base Salary
The base salary levels of our executive officers are reviewed at least annually by the committee and may be adjusted from time to time. The committee may generally consider the following to establish and adjust the base salary for our executive officers:
•The individual performance of the executive officer;
•The relative value of the executive officer's position within the organization;
•Any new responsibilities delegated to the executive officer during the year;
•Any contractual agreements with the executive officer; and
•The competitive market for executive talent.
The market for our senior executive talent is global and highly competitive, with many of our executives being recruited from U.S.-based companies. To provide a more relevant and consistent comparison to the competitive salaries provided to executives within our peer group, the salaries of all our executive officers are denominated in U.S. dollars.

Named Executive Officer	Role	2023 Base Salary ($)(1)
Calvin McDonald	Chief Executive Officer	1,300,000
Meghan Frank	Chief Financial Officer	775000
Celeste Burgoyne	President, Americas and Global Guest Innovation	850,000
Michelle Choe	Chief Product Officer	825,000
André Maestrini	Executive Vice President, International	780,000
(1) Represents base salary as of the end of fiscal 2023.
Bonus
Design
The annual cash performance bonuses awarded to our executive officers are intended to compensate them for achieving financial and strategic goals. These bonuses reward for performance against annual performance metrics, distinct from our equity grants which are designed to reward the achievement of our long-term performance goals, and long-term value creation.
The committee will set the components of our annual cash performance bonus usually during the first quarter of each fiscal year, including the following:
•Target annual levels for each of our executive officers, expressed as a percentage of base salary;
•Financial performance measures;
•Relative weighting of each financial performance measure;
•Threshold, target and maximum goals for each financial performance measure; and
•Range of potential payouts for the annual cash bonus awards.
Following the completion of each fiscal year, the committee reviews performance relative to the achievement of the company's performance goals to determine the amount of bonus payable to our executive officers. In making this determination, the committee may make adjustments in calculating whether the financial performance goals have been met to factor out extraordinary, unusual, or non-recurring items. The committee may use discretion in determining the amount of the bonus payable to an executive officer. Generally, executive officers must remain employed by us on the bonus payment date to be eligible for payment, unless the employment termination is a result of death or disability.

Target Annual Bonus Levels
The target annual cash bonus levels for each of our named executive officers for 2023 are shown in the table below:

Named Executive Officer	Role	2023 Target Bonus (as a % of Base Salary)
Calvin McDonald	Chief Executive Officer	200%
Meghan Frank	Chief Financial Officer	90%
Celeste Burgoyne	President, Americas and Global Guest Innovation	100%
Michelle Choe	Chief Product Officer	100%
André Maestrini	Executive Vice President, International	90%
Financial Performance Measures & Relative Weighting
The annual cash bonus awards were based on operating income and net revenue for 2023. Each metric was weighted evenly at 50% and the combined performance of the two metrics is the result. The committee continues to believe this structure focuses the executive team on our critical financial goals.
Payout Range
Actual payouts of the cash bonuses may vary from 0% of the target bonus level for performance below threshold, to 200% of the target bonus level for achieving or exceeding the maximum performance level determined by the committee at the beginning of the fiscal year.

Fiscal 2023 Performance
The committee determined that both 2023 financial goals had been exceeded, and the bonus payout was calculated as 200% of the target bonus level. The actual bonuses paid to the named executive officers for 2023 performance represented 200% of their target bonus levels, and are included in the Non-Equity Incentive Plan Compensation column of the summary compensation table.
(1) The adjusted (non-GAAP) operating income was presented in our earnings release for fiscal 2023, and used in the determination of the achievement of the performance measure. The adjusted actual results exclude a pre-tax expense of $98.2M for the impairment and other charges recognized in relation to lululemon Studio as disclosed in Note 8. Impairment of Goodwill and Other Assets, Restructuring Costs included in Item 8 of Part II of the Annual Report on Form 10-K filed with the SEC on March 21, 2024. Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliation between the above non-GAAP financial measure and the most directly comparable measure calculated in accordance with GAAP. The people, culture and compensation committee determined that it would use the adjusted (non-GAAP) operating income number in the determination of the achievement of the performance measure to provide a consistent basis for the calculation of the performance measures with respect to the 2023 bonuses.

Long-Term Incentive Awards
Design
Equity awards are an important component of our executive compensation program that we believe helps drive the achievement of our long-term performance goals and aligns the incentives of our executives with the interests of our shareholders. We believe providing a significant portion of our total compensation opportunity in equity-based compensation enables us to competitively compensate executive talent.
The committee evaluates the components of our equity-based awards annually, including the following:
•Target annual grant for each of our executive officers as a significant part of their total compensation;
•Financial performance metrics in alignment with company goals and shareholder interests; and
•Program administration considerations that align with market trends within our peer group.
Target Equity Annual Grant
The target annual equity grants for each of our named executive officers for 2023 are shown in the table below.

Named Executive Officer	Role	Fiscal 2023 Target Annual Equity Grant ($)
Calvin McDonald	Chief Executive Officer	10,000,000
Meghan Frank	Chief Financial Officer	2,000,000
Celeste Burgoyne	President, Americas and Global Guest Innovation	4,000,000
Michelle Choe	Chief Product Officer	3,750,000
André Maestrini	Executive Vice President, International	2,500,000
The committee awarded the following types of equity to each executive officer for 2023. The weighting of the type of equity is heavily weighted towards our PSUs to connect our executive officers' pay to achieving the company's long-term objectives.

Equity Program Summary
The grant date fair value of RSUs and PSUs is based on the closing price of our common stock on the grant date. The grant date fair value of each stock option granted is estimated on the grant date using the Black-Scholes model. The assumptions used in the Black-Scholes are disclosed in Note 15. Stock-Based Compensation and Benefit Plans of the Annual Report on Form 10-K filed with the SEC on March 21, 2024.

Equity Program	PSUs	Stock Options	RSUs
How it Works	Each PSU represents a right to receive one share of our common stock on a specified settlement date if performance metrics have been met.
Each stock option represents a right to purchase one share of our common stock at the grant price, if the time vesting requirement has been met.

Stock options are granted with an exercise price equal to the closing price of our common stock as reported on Nasdaq on the date of grant. Stock options expire on the seventh anniversary of their grant date.
Each RSU represents a right to receive one share of our common stock on a specified settlement date, if the time vesting requirement has been met.
Vesting	PSUs generally vest on the third anniversary of the grant day (i.e., end of three-year performance period).
Stock options generally vest 1/4 on the annual anniversary of the grant day (i.e., fully vested on the fourth anniversary of the grant day). The expiry of stock options is generally seven years after the grant date.
RSUs generally vest 1/3 on the annual anniversary of the grant day (i.e., fully vested on the third anniversary of the grant day).
Payout	The attainment of goals during the performance period may earn from 0% of target for performance below threshold to 200% of target for performance at or above maximum.	Stock options only have value to the extent that, on the date they are exercised, the company's share price is higher than the exercise price.	RSUs are earned subject to continued employment.

Settlement of 2021 PSU Awards (2020-2023 Performance Period)
The people, culture and compensation committee established the following elements of the 2021 PSU awards:
•Performance period was four fiscal years (Fiscal 2020 to Fiscal 2023).
•Vesting was generally on the third anniversary of the grant date.
•The minimum, target and maximum performance and payout levels were established during the first quarter of the beginning of fiscal 2021.
•The performance metric selected was the four-year operating income compound annual growth rate, or CAGR, based on our operating income for fiscal 2019 of $889.1M.
•The PSUs would pay out with a threshold CAGR of 5%, target CAGR of 10% and a maximum CAGR of 15%.

The departure from our typical three year performance period was due to the impact of COVID-19 on our fiscal 2020 financials as we temporarily closed stores and restricted operations as necessary. The committee believed that by using fiscal 2019 operating income as a starting point, it would ensure that for executives to receive a payout, the company would need to return to our pre-COVID-19 growth trajectory.
The committee has the discretion to make adjustments when calculating whether the performance goals have been met to factor out the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual, or nonrecurring item occurring after the grant of an award. The purpose of this kind of adjustment would be to provide a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant's rights with respect to an award.
The committee determined our adjusted annual operating income for 2023 was $2,230.9M, which represented a four-year CAGR of 25.9% CAGR and resulted in a payout of 200% of the target PSU awards granted.

(1) The adjusted (non-GAAP) operating income was presented in our earnings release for fiscal 2023 and used in the determination of the achievement of the performance measure. The adjusted actual results exclude a pre-tax expense of $98.2M for the impairment and other charges recognized in relation to lululemon Studio as disclosed in Note 8. Impairment of Goodwill and Other Assets, Restructuring Costs included in Item 8 of Part II of the Annual Report on Form 10-K filed with the SEC on March 21, 2024. Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliation between the above non-GAAP financial measure and the most directly comparable measures calculated in accordance with GAAP. The committee will generally determine the achievement of the performance measure by using the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company, or, if reported, then the adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.

Future PSU Performance Periods
Our executive officers are currently participating in the following ongoing PSU cycles:

Cycle	Baseline(1)	Measure(2)	Performance Period	Payout Multiplier
Fiscal 2022 - 2024	2021 - $1,374.7 M	Operating Income	3 years	0-200% multiplier
Fiscal 2023 - 2025	2022 - $1,789.1 M
Fiscal 2024 - 2026	2023 - $2,230.9 M
(1) Baseline is the starting point to calculate the determination of the achievement of performance goals. It is generally based on the previous year's operating income result as reported in the Consolidated Statements of Operations of the Company, or, if reported, then the adjusted operating income as reported in our earnings release or other EDGAR filings as applicable. The baseline for all the outstanding PSUs use the respective fiscal year's adjusted operating income. Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliation between the above non-GAAP financial measure and the most directly comparable measures calculated in accordance with GAAP.
(2) The committee will generally determine the achievement of the performance measure by using the earnings before other income and taxes as reported in the Consolidated Statements of Operations of the Company, or, if reported, then the adjusted operating income as reported in our earnings release or other EDGAR filings as applicable. The committee has the discretion to make adjustments when calculating whether the performance goals have been met to factor out the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual, or nonrecurring item occurring after the grant of any award.

Stock Ownership Guidelines
We believe our executive officers should have a meaningful ownership stake in lululemon to underscore the alignment of executive officer and shareholder interests and to encourage a long-term perspective. To bolster this philosophy, we maintain stock ownership guidelines for our executive officers in an effort to further align their interests with those of our shareholders. The stock ownership guidelines require that executive officers own a significant amount of lululemon common stock measured as a multiple of base salary as follows:

Position	Minimum Ownership Requirements (Dollar Value of Shares)
Chief Executive Officer	5x Base Salary
Other Section 16 executive officers	3x Base Salary

Our executive officers are expected to meet the target stock ownership level within five years after they first become subject to the guidelines. Once the ownership threshold is met, executives are expected to maintain at least the target amount as long as they are subject to the guidelines. Under the guidelines, executives may not dispose of any lululemon common stock if that would mean that the individual would not meet the required levels after the disposition.
For purposes of determining compliance with the ownership guidelines, we count shares of common stock beneficially owned by an executive officer and shares issued upon the vesting of RSUs and PSUs. We do not count unexercised stock options (whether vested or unvested), unvested PSUs and unvested RSUs for these purposes.
Executive officers generally must retain at least 75% of the shares they acquire from the vesting or exercise of equity awards (net of shares withheld to pay applicable taxes and exercise price, if applicable) until they meet the applicable ownership threshold. Under the guidelines, an individual may not dispose of any shares of lululemon stock if that individual would not meet the required level after the disposition.
The committee is responsible for administering, interpreting and monitoring compliance with the stock ownership guidelines. The committee has authority to determine any action to be taken as a result of an individual’s failure to comply with the requirements of these guidelines. The committee may waive, suspend or amend these guidelines, or extend these guidelines to other employees.
Clawback Policy
We have adopted an incentive compensation recoupment policy which applies to all incentive-based compensation awarded to or earned by or received by certain executive officers under certain circumstances. Under the policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will seek to recover and clawback reasonably promptly all erroneously awarded compensation received on or after the effective date by an affected officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the restatement. To the extent permitted by applicable law, the committee may, in its discretion, seek recoupment of erroneously awarded compensation from an affected officer from any of the following sources: (1) prior incentive-based compensation payments; (2) future payments of incentive-based compensation; (3) cancellation of outstanding incentive-based compensation; and (4) direct repayment. To the extent permitted by applicable law, we may offset such amounts against any compensation or other amounts owed by us to the affected officer.

Other Benefits
Based on our pay-for-performance philosophy, our executive compensation program includes standard benefits. As a Canadian-based company that frequently hires executives from the United States, we provide limited tax preparation and relocation assistance we believe is necessary to remain competitive from a global talent perspective.
The cost of providing these benefits to the named executive officers is included in the amounts shown in the "All Other Compensation" column of the summary compensation table and detailed in the footnotes to the table. We believe the executive benefits we provide are reasonable and generally consistent with benefits offered by companies in our industry and peer group.
Employment Agreements and Severance Arrangements
We have employment agreements with our named executive officers which allow us to terminate their employment with us at any time, with or without cause. These agreements provide them with severance benefits under certain circumstances, including if we terminate their employment without cause. These agreements were made in order to attract and retain the services of these particular executives. The agreements were the result of negotiations between the parties, which we believe resulted in employment and severance terms and conditions that are commercially competitive and typical of the terms and conditions afforded to similarly situated executives in other companies of similar size and stage of business life cycle operating in the retail apparel industry.
In each case, any severance payments are contingent on the occurrence of certain termination events and are subject to the executive's compliance with the surviving terms of the employment agreement and other terms, which may include a non-compete, non-solicitation and non-disparagement agreement, as well as the executive's release of any employment-related claims the executive may have against us. These severance arrangements are intended to provide each executive with a sense of security in making the commitment to dedicate the executive's professional career to our success. These severance rights do not differ based on whether or not we experience a change in control.

Benefits	Employee Eligibility	Executive Officer Eligibility
Medical, Dental and Vision Plans	✓	✓
Life and Disability Insurance	✓	✓
Change in Control and Severance Plan	✓	✓
401(k) Plan (or other defined contribution group savings program)	✓	✓
Employee Discount	✓	✓
Supplemental Life	✓	✓
Parental Leave Policy	✓	✓
Fitness Benefits	✓	✓
Tax Preparation	✓	✓
Relocation Assistance	✓	✓
Employee Stock Purchase Plan	✓	Not offered

Risk Considerations in Determining Compensation
The committee annually reviews the various design elements of our compensation program to determine whether it believes our compensation policies and practices encourage excessive or inappropriate risk-taking by our executive officers. Following the risk evaluation in March 2024, the committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on lululemon.
Compensation for Fiscal 2024
We have largely maintained the overall design of our executive compensation program for fiscal 2024 as the committee believes it drives our pay-for-performance philosophy and aligns with shareholders’ interests.
Following a review of the named executive officer's compensation, the committee approved changes to select components of pay. The named executive officer's fiscal 2024 compensation levels are reflective of competitive market levels, time-in-role, and overall contribution. The committee holistically looks at each executive officer's responsibilities, performance, and position against our peers, particularly in the retail industry, as factors for determining total compensation. All our executive officers' compensation are denominated in U.S. dollars.

Name	Title	Fiscal 2024 Base Salary ($)	Fiscal 2024 Target Annual Bonus	Fiscal 2024 Annual Equity ($)
Calvin McDonald	Chief Executive Officer	1,350,000	200%	11,000,000
Meghan Frank	Chief Financial Officer	805,000	90%	2,750,000
Celeste Burgoyne	President, Americas and Global Guest Innovation	880,000	100%	4,000,000
Michelle Choe	Chief Product Officer	855,000	100%	3,750,000
André Maestrini	Executive Vice President, International	805,000	90%	2,750,000

People, Culture and Compensation Committee Report
The people, culture and compensation committee of the board of directors of lululemon athletica inc. has reviewed and discussed the compensation discussion and analysis contained in this proxy statement with management. Based on this review and discussion, the people, culture and compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

PEOPLE, CULTURE AND COMPENSATION COMMITTEE

Emily White (chair)
Michael Casey
Kathryn Henry
Isabel Mahe

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows information detailing the compensation of each person who served as our principal executive officer or our principal financial officer during fiscal 2023 and our three other most highly compensated executive officers during fiscal 2023. Collectively, we refer to these persons as our "named executive officers."
The dollar amounts shown are in U.S. dollars.
•The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2023, fiscal 2022 and fiscal 2021, CDN$1.00 was equal to USD$0.741, USD$0.765 and USD$0.799 respectively.
•The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2023, fiscal 2022 and fiscal 2021, GBP£1.00 was equal to USD$1.248, USD$1.226 and USD$1.375 respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Calvin McDonald, Chief Executive Officer	2023	1,292,308	—	5,000,011	4,999,937	5,169,231	33,290	16,494,777
	2022	1,250,000	—	4,999,844	4,999,968	4,375,000	39,025	15,663,837
	2021	1,250,000	—	4,000,112	4,000,028	4,000,000	15,315	13,265,455
Meghan Frank, Chief Financial Officer	2023	738,462	—	1,400,132	600,018	1,329,231	23,879	4,091,722
	2022	684,615	—	1,050,099	450,020	1,232,308	70,796	3,487,838
	2021	567,308	—	699,912	299,988	850,962	11,782	2,429,952
Celeste Burgoyne, President, Americas and Global Guest Innovation	2023	842,308	—	2,799,906	1,200,037	1,684,615	11,407	6,538,273
	2022	784,615	—	2,449,980	1,050,046	1,569,231	—	5,853,872
	2021	696,154	—	1,750,087	749,970	1,253,077	11,669	4,460,957
Michelle Choe, Chief Product Officer	2023	821,154	—	2,624,800	1,125,035	1,642,308	80,307	6,293,604
	2022	784,615	—	2,449,980	1,050,046	1,569,231	39,826	5,893,698
	2021	696,154	—	1,750,087	749,970	1,253,077	248,400	4,697,688
André Maestrini, EVP, International(5)	2023	762,763	—	1,749,986	750,023	1,372,974	54,951	4,690,697
	2022	673,104	—	1,399,881	600,026	1,211,587	70,697	3,955,295
	2021	687,500	126,042	1,049,868	449,982	1,237,500	66,568	3,617,460

(1)This column reflects the grant date fair value of PSUs and RSUs granted. See the "Grants of Plan-Based Awards Table" for information on PSUs and RSUs granted to our named executive officers in fiscal 2023. These amounts reflect the grant date fair value of the awards at target, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for a discussion of all assumptions made by us in determining the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 values of our equity awards.
(2)This column reflects the grant date fair value of stock options granted. See the "Grants of Plan-Based Awards Table" for information on stock options granted to our named executive officers in fiscal 2023. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(3)In 2023 and 2022, non-equity incentive plan compensation is the annual performance-based cash bonus awards paid in accordance with the executive bonus plan and are reported for the fiscal year in which the relevant performance measures are satisfied rather than when awarded or paid. In 2021, non-equity incentive plan compensation includes the annual performance-based cash awards paid in accordance with our 2014 equity incentive plan and are reported for the fiscal year in which the relevant performance measures are satisfied rather than when awarded or paid.
(4)The following table provides additional information with respect to "all other compensation":

Name	Fiscal Year	Relocation Costs and Personal Tax Preparation Fees ($)	Tax Gross-Ups(a)(b) ($)	Company Match of 401(k) / RRSP ($)	Pension Allowance ($)	Other ($)	Total All Other Compensation ($)
Calvin McDonald	2023	15,480	17,810	—	—	—	33,290
	2022	12,672	14,580	11,773	—	—	39,025
	2021	5,727	3,083	6,505	—	—	15,315
Meghan Frank	2023	11,307	12,572	—	—	—	23,879
	2022	33,522	37,274	—	—	—	70,796
	2021	—	—	11,782	—	—	11,782
Celeste Burgoyne	2023	—	—	11,407	—	—	11,407
	2022(c)	—	—	—	—	—	—
	2021	—	—	11,669	—	—	11,669
Michelle Choe	2023	8,205	72,102	—	—	—	80,307
	2022	12,443	27,383	—	—	—	39,826
	2021	5,351	241,549		—	1,500	248,400
André Maestrini(d)	2023	—	—	—	41,187	13,764	54,951
	2022	15,234	14,062	—	32,116	9,285	70,697
	2021	11,659	6,278	—	34,375	14,256	66,568
(a) The amounts shown reflect tax gross-ups related to certain benefits to offset the additional taxes owed on the benefit received.
(b) The amount shown for Ms. Choe also reflects tax equalization payments in connection with her Canadian and U.S. income taxes according to the terms of her employment agreement.
(c) The aggregate of all personal benefits was less than $10,000.
(d) Mr. Maestrini receives a pension allowance instead of participating in the pension scheme.
(5)Mr. Maestrini commenced employment as our EVP, International in January 2021. He was granted a one-time retention award of $137,500, subject to remaining employed with lululemon for a period of 12 months. This award has been included in the table above, prorated for the amount earned in fiscal 2021.

2023 Grants of Plan-Based Awards
The following table shows each plan-based award made to a named executive officer in fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Calvin McDonald	Stock Option	03/30/2023	—	—	—	—	—	—	—	38,465	358.09	4,999,937
	Performance-Based Restricted Stock Unit	03/30/2023	—	—	—	6,982	13,963	27,926	—	—	—	5,000,011
	Performance-Based Cash Award(4)	03/30/2023	1,292,308	2,584,615	5,169,231	—	—	—	—	—	—	—
Meghan Frank	Restricted Stock Unit(5)	03/30/2023	—	—	—	—	—	—	1,117	—	—	399,987
	Stock Option	03/30/2023	—	—	—	—	—	—	—	4,616	358.09	600,018
	Performance-Based Restricted Stock Unit	03/30/2023	—	—	—	1,397	2,793	5,586	—	—	—	1,000,145
	Performance-Based Cash Award(4)	03/30/2023	332,308	664,615	1,329,231	—	—	—	—	—	—	—
Celeste Burgoyne	Restricted Stock Unit(5)	03/30/2023	—	—	—	—	—	—	2,234	—	—	799,973
	Stock Option	03/30/2023	—	—	—	—	—	—	—	9,232	358.09	1,200,037
	Performance-Based Restricted Stock Unit	03/30/2023	—	—	—	2,793	5,585	11,170	—	—	—	1,999,933
	Performance-Based Cash Award(4)	03/30/2023	421,154	842,308	1,684,615	—	—	—	—	—	—	—

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Michelle Choe	Restricted Stock Unit(5)	03/30/2023	—	—	—	—	—	—	2,094	—	—	749,840
	Stock Option	03/30/2023	—	—	—	—	—	—	—	8,655	358.09	1,125,035
	Performance-Based Restricted Stock Unit	03/30/2023	—	—	—	2,618	5,236	10,472	—	—	—	1,874,959
	Performance-Based Cash Award(4)	03/30/2023	410,577	821,154	1,642,308	—	—	—	—	—	—	—
André Maestrini	Restricted Stock Unit(5)	03/30/2023	—	—	—	—	—	—	1,396	—	—	499,894
	Stock Option	03/30/2023	—	—	—	—	—	—	—	5,770	358.09	750,023
	Performance-Based Restricted Stock Unit	03/30/2023	—	—	—	1,746	3,491	6,982	—	—	—	1,250,092
	Performance-Based Cash Award(4)	03/30/2023	343,243	686,487	1,372,974	—	—	—	—	—	—	—
(1)The PSUs vest based on achievement of performance goals over a three-year performance period.
(2)The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment. The stock options will expire seven years after the grant date.
(3)This column reflects the grant date fair value in U.S. dollars of the award granted at target in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.
(4)Each of the performance-based cash bonus awards shown in the table was granted under our executive bonus plan. The material terms of the 2023 performance-based cash awards are described under "Executive Compensation - Compensation Discussion and Analysis" in the section entitled "Annual Cash Incentives."
(5)The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.

Outstanding Equity Awards at 2023 Fiscal Year End
The following tables show information regarding the outstanding equity awards held by each of the named executive officers on January 28, 2024.

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Calvin McDonald	08/20/2018	35,355	—	136.67	08/20/2025
	03/28/2019	55,957	—	167.54	03/28/2026
	03/27/2020	39,323	13,108	188.84	03/27/2027
	03/31/2021	21,521	21,521	306.71	03/31/2028
	03/30/2022	9,900	29,698	376.92	03/30/2029
	03/30/2023	—	38,465	358.09	03/30/2030
Meghan Frank	03/28/2018	2,181	—	85.96	03/28/2025
	03/28/2019	1,364	—	167.54	03/28/2026
	03/28/2019	1,399	—	167.54	03/28/2026
	03/27/2020	1,278	426	188.84	03/27/2027
	12/11/2020	280	93	344.32	12/11/2027
	03/31/2021	1,614	1,614	306.71	03/31/2028
	03/30/2022	891	2,673	376.92	03/30/2029
	03/30/2023	—	4,616	358.09	03/30/2030
Celeste Burgoyne	03/28/2019	8,652	—	167.54	03/28/2026
	03/27/2020	5,899	1,966	188.84	03/27/2027
	03/31/2021	4,035	4,035	306.71	03/31/2028
	03/30/2022	2,079	6,237	376.92	03/30/2029
	03/30/2023	—	9,232	358.09	03/30/2030

	Outstanding Stock Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michelle Choe	03/27/2020	5,899	1,966	188.84	03/27/2027
	03/31/2021	4,035	4,035	306.71	03/31/2028
	03/30/2022	2,079	6,237	376.92	03/30/2029
	03/30/2023	—	8,655	358.09	03/30/2030
André Maestrini	01/12/2021	240	80	356.93	01/12/2028
	03/31/2021	2,421	2,421	306.71	03/31/2028
	03/30/2022	1,188	3,564	376.92	03/30/2029
	03/30/2023	—	5,770	358.09	03/30/2030
(1)The stock options vest in 25% installments on the four anniversary dates following the grant date, subject to continued employment.

	Outstanding Stock Awards
		Time-Based Vesting Awards		Performance-Based Vesting Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Calvin McDonald	3/31/2021(4)	—	—	13,042	6,234,467
	3/30/2022(5)	—	—	13,265	6,341,068
	3/30/2023(5)	—	—	13,963	6,674,733
Meghan Frank	3/31/2021(4)	222	106,123	1,630	779,189
	3/30/2022(5)	533	254,790	1,990	951,280
	3/30/2023(5)	1,117	533,960	2,793	1,335,138
Celeste Burgoyne	3/31/2021(4)	554	264,829	4,076	1,948,450
	3/30/2022(5)	1,244	594,669	4,643	2,219,493
	3/30/2023(5)	2,234	1,067,919	5,585	2,669,798
Michelle Choe	3/31/2021(4)	554	264,829	4,076	1,948,450
	3/30/2022(5)	1,244	594,669	4,643	2,219,493
	3/30/2023(5)	2,094	1,000,995	5,236	2,502,965
André Maestrini	3/31/2021(4)	333	159,184	2,445	1,168,783
	3/30/2022(5)	711	339,879	2,653	1,268,214
	3/30/2023(5)	1,396	667,330	3,491	1,668,803
(1)The RSUs vest in installments of 33%, 33% and 34% on the three anniversary dates following the grant date, subject to continued employment.
(2)The market value of the RSUs is based on $478.03 per share, the closing sale price on January 26, 2024, the last trading day of our 2023 fiscal year.
(3)The aggregate dollar value of the PSUs is shown at target payout value based on $478.03 per share, the fair market value on January 26, 2024, the last trading day of our 2023 fiscal year.
(4)The PSUs vest based on a four-year performance period.
(5)The PSUs vest based on a three-year performance period.

2023 Option Exercises and Stock Vested
The following table provides information regarding stock options exercised by our named executive officers during fiscal 2023 and the PSUs and RSUs that vested and the value realized upon vesting by our named executive officers during fiscal 2023. Stock option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Calvin McDonald	08/20/2018	12,500	4,479,127	—	—
	08/20/2018	12,500	4,541,661	—	—
	03/28/2019	—	—	29,532	9,368,141
Meghan Frank	02/16/2017	94	40,799	—	—
	03/31/2017	1,459	653,822	—	—
	02/13/2020	—	—	394	124,930
	03/27/2020	—	—	117	37,115
	03/27/2020	—	—	1,601	507,869
	06/12/2020	—	—	201	74,004
	12/11/2020	—	—	349	110,710
	12/11/2020	—	—	25	12,569
	03/31/2021	—	—	215	78,301
	03/30/2022	—	—	263	94,178
Celeste Burgoyne	03/28/2018	8,949	2,470,286	—	—
	03/28/2019	8,394	1,632,297	—	—
	03/28/2019	10,000	3,264,869	—	—
	03/27/2020	—	—	540	171,299
	03/27/2020	—	—	7,384	2,342,352
	03/31/2021	—	—	538	195,934
	03/30/2022	—	—	613	219,509

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Michelle Choe	12/09/2016	180	59,706	—	—
	03/31/2017	1,459	509,381	—	—
	03/28/2018	2,796	880,852	—	—
	09/20/2018	925	226,653	—	—
	03/28/2019	9,326	2,177,248	—	—
	03/28/2019	4,197	979,832	—	—
	03/27/2020	—	—	540	171,299
	03/27/2020	—	—	7,384	2,342,352
	03/31/2021	—	—	538	195,934
	03/30/2022	—	—	613	219,509
André Maestrini	01/12/2021	—	—	2,604	826,041
	01/12/2021	—	—	301	95,483
	01/12/2021	—	—	22	10,559
	03/31/2021	—	—	322	117,269
	03/30/2022	—	—	350	125,332
(1)The shares shown in this column represent the total number of shares acquired on the vesting of the stock awards. However, we generally issue shares after deducting the number of shares of our common stock that would be needed to pay applicable taxes.

Potential Post-Employment Payments for Executive Officers
We do not have a predefined involuntary termination severance plan or policy for employees, including our named executive officers. Our practice in an involuntary termination situation for a named executive officer may include the following non-equity benefits:
•Post-employment severance benefits between 0 to 18 months, as detailed under "Potential Payments upon Termination of Employment and Change in Control";
•Salary continuation dependent on the business reason for the termination;
•Lump-sum payment based on job level and years of service with lululemon;
•Paid health care coverage and Consolidated Omnibus Budget Reconciliation Act, or COBRA, payments for a limited time; and
•Outplacement services.
Treatment of Equity Awards Upon Termination of Employment and Change in Control
The following table summarizes how stock options, PSUs, restricted stock awards and RSUs would be treated generally in the event of termination of employment and upon a change in control under our 2023 equity incentive plan and our current standard form of award agreements.
The provisions of individual employment agreements may also establish how stock options, PSUs, restricted stock awards and RSUs would be treated in the event of termination or upon a change in control.

Termination Scenario	Stock Options	PSU	Restricted Stock Awards (RSAs)	RSU
Cause	All options immediately expire.	All PSUs are immediately forfeited.	All unvested shares of restricted stock are immediately forfeited.	All RSUs are immediately forfeited.
Retirement(1)	All unvested options will continue to vest for 12 months following the date of termination and may be exercised within the earlier of three years from the date of termination or the regular expiry date.	A pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.	All unvested shares of restricted stock are immediately forfeited.	RSUs will continue to vest for 12 months following the date of termination.
Death	All unvested options fully vest upon death and may be exercised within the earlier of 12 months or the regular expiry date.	100% of the target number of PSUs become fully vested as of the date of death.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.

Termination Scenario	Stock Options	PSU	Restricted Stock Awards (RSAs)	RSU
Disability	All options may be exercised within 12 months to the extent they were exercisable at the time of termination. All unvested options are immediately forfeited.	On the PSU vesting date, a number of PSUs become fully vested equal to the number of PSUs that would have become vested if no termination had occurred.	All unvested shares of restricted stock become fully vested.	All unvested RSUs become fully vested.
Other Termination	All options may be exercised within 90 days to the extent they were exercisable at the time of termination. All unvested options are immediately forfeited.
In the event of the participant's voluntary termination, all PSUs are immediately forfeited.
In the event of termination without cause more than 12 months before the end of the performance period, all PSUs granted are immediately forfeited.
In the event of termination without cause within 12 months of the end of the performance period, a pro rata portion of the number of PSUs that would have become vested if no termination had occurred become fully vested on the PSU vesting date, with the pro rata portion determined based on the number of days the participant was employed during the performance period.
			All unvested shares of restricted stock are immediately forfeited.	All unvested RSUs are immediately forfeited (except in the case of some supplemental RSU awards, which vest upon termination without cause).
Change in Control	Board has discretion to determine effect of change in control.
If not assumed or substituted for, 100% of the target number of PSUs become fully vested as of the date of the change in control.
If the participant's service is terminated without cause or for good reason within two years following change in control, 100% of the target number of PSUs become fully vested as of the date of such termination.
Board has discretion to determine effect of change in control on unvested shares of restricted stock.
If not assumed or substituted for, 100% of the RSUs become fully vested as of the date of the change in control.
If the participant's service is terminated without cause or for good reason within two years following change in control, 100% of the RSUs become fully vested as of the date of such termination.

(1)Retirement means an individual's termination of service (other than for cause) after the earlier of the individual's completion of 25 years of service or the date on which the individual reaches at least the age of 55 and has completed at least ten years of service.

Potential Payments upon Termination of Employment and Change in Control
We have an employment agreement with each of our named executive officers, which provides that the named executive officer's employment may be terminated by the executive or by us at any time, with or without cause.
•If the executive voluntarily resigns or we terminate the executive's employment for cause, the executive will receive only accrued base salary then in effect and benefits earned and payable as of the date of termination.
•If we terminate the executive's employment without cause, and subject to the executive's compliance with the surviving terms of the executive's employment agreement and the release of all employment-related claims, each named executive officer will be entitled to the amounts shown in the table below.
•These employment agreements do not provide for any payments or tax gross-up payments triggered by a change in control.

Under the terms of our current 2023 equity incentive plan, the board of directors may take a number of actions with respect to outstanding equity awards in connection with a change in control, including the acceleration of the unvested portion of equity awards or the cancellation of outstanding awards in exchange for substitute awards.
The following table shows the payments and the intrinsic value of accelerated equity awards that would be due to each of our named executive officers upon the termination of employment for various reasons, including termination in connection with a change in control. The amounts provided in the table below assume that each termination was effective as of January 28, 2024 (the last day of our fiscal year) and are merely illustrative of hypothetical events, based on the terms of arrangements that are in effect. The amounts to be payable upon an actual termination of employment can only be determined at the time of such event, based on the facts and circumstances then prevailing.

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Calvin McDonald	Cause	—	—	—
	Death	—	34,344,205	34,344,205
	Disability	—	25,484,735	25,484,735
	Change in Control(4)	1,950,000(6)	34,344,205	36,294,205
	Involuntary (without cause)(5)	1,950,000(6)	12,468,935	14,418,935
	Voluntary	—	—	—
	Retirement	—	—	—

Name	Termination Scenario	Severance ($)(1)	Intrinsic Value of Accelerated Equity Awards ($)(2)(3)	Total ($)
Meghan Frank	Cause	—	—	—
	Death	—	5,196,529	5,196,529
	Disability	—	4,739,667	4,739,667
	Change in Control(4)	906,250(7)	5,196,529	6,102,779
	Involuntary (without cause)(5)	906,250(7)	1,558,378	2,464,628
	Voluntary	—	—	—
	Retirement	—	—	—
Celeste Burgoyne	Cause	—	—	—
	Death	—	11,762,891	11,762,891
	Disability	—	10,713,608	10,713,608
	Change in Control(4)	1,062,500(7)	11,762,891	12,825,391
	Involuntary (without cause)(5)	1,062,500(7)	3,896,901	4,959,401
	Voluntary	—	—	—
	Retirement	—	—	—
Michelle Choe	Cause	—	—	—
	Death	—	11,459,929	11,459,929
	Disability	—	10,479,852	10,479,852
	Change in Control(4)	1,031,250(7)	11,459,929	12,491,179
	Involuntary (without cause)(5)	1,031,250(7)	3,896,901	4,928,151
	Voluntary	—	—	—
	Retirement	—	—	—
André Maestrini	Cause	—	—	—
	Death	—	6,749,056	6,749,056
	Disability	—	6,440,976	6,440,976
	Change in Control(4)	762,763(8)	6,749,056	7,511,819
	Involuntary (without cause)(5)	762,763(8)	2,337,567	3,100,330
	Voluntary	—	—	—
	Retirement	—	—	—
(1)The dollar amounts shown are in U.S. dollars.
(2)Amounts related to the death, disability, involuntary termination in connection with a change in control, and involuntary termination without cause are based on the intrinsic value of unvested equity awards that would have become vested upon the triggering event on January 28, 2024 based on the fair market value of the stock on such date.
(3)The share-based compensation expense recorded for accounting purposes may differ from the intrinsic value as disclosed in this column.

(4)Amounts shown assume the involuntary termination of the executive officer's employment without cause in addition to the election of the board of directors to accelerate the unvested portion of the outstanding stock options and restricted shares, and 100% vesting of restricted stock units and the target number of PSUs in connection with a change in control.
(5)Also includes termination of the executive officer's employment by the executive officer for "constructive dismissal," which is not specifically defined in the executive's employment agreement.
(6)Amounts payable in equal installments on the company's normal paydays over a 18-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.
(7)Amounts payable in equal installments on the company's normal paydays over a 15-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.
(8)Amounts payable in equal installments on the company's normal paydays over a 12-month period and will be forfeited if the executive fails to comply with certain restrictive covenants, including non-competition, non-solicitation and non-disparagement agreements.

CEO Pay Ratio
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule that requires companies to disclose the ratio of chief executive officer compensation to that of the median employee. This section discloses the ratio of the annual total compensation of our chief executive officer to that of our median employee and how that ratio was derived.
CEO Compensation
Mr. McDonald, our chief executive officer, had a total annual compensation of $16,494,777 in 2023, as reflected in the summary compensation table.
Our Median Employee
We are a global company operating in over 25 countries and organize our operations in four regional markets, Americas, China Mainland, Asia Pacific ("APAC"), and Europe and the Middle East ("EMEA"). The Americas is our largest market by geographical split. In 2023, we employed approximately 38,000 employees, with a majority of these employees being in part-time retail positions.

Our median employee had an annual total compensation of $19,518 in 2023. As illustrated in the table below, the median employee was an educator (i.e., store associate), that worked on a part-time hourly basis. The median employee earned an average hourly rate of approximately $22.79, inclusive of salary and non-equity incentive plan compensation.
Our store compensation programs are grounded in our pay-for-performance philosophy and are a key component to attracting and retaining talent. We remain committed to investing in our people, and in our efforts to continually provide a holistic collection of benefits for the wellness of our employees.
2023 Pay Ratio
The estimated ratio of Mr. McDonald's total annual compensation was approximately 845 times that of our median employee in fiscal 2023.

Name and Principal Position	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total
Calvin McDonald, Chief Executive Officer	1,292,308	—	5,000,011	4,999,937	5,169,231	33,290	$16,494,777
Educator, Median Employee	16,068	—	—	—	3,449	—	$19,518
Pay Ratio							845
(1)Salary is comprised of base salary pay, overtime pay, double-time pay, statutory holiday pay, and vacation pay earned.
(2)This column reflects the grant date fair value of performance-based restricted stock units granted.
(3)This column reflects the grant date fair value of stock options granted.
(4)Non-equity incentive plan compensation includes monthly, quarterly, and annual performance-based cash awards.

Methodology and Key Assumptions
For the purposes of the chief executive officer pay ratio determination, we have used a consistently applied compensation measure to identify the median employee in 2023. The below table summarizes our methodology and key assumptions in setting our consistently applied compensation measure.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the committee nor management used the pay ratio measure in making compensation decisions.

Item	Company Practice
Median Employee
We identify our median employee once every three years unless there has been a change in our employee population or compensation arrangements that we reasonably believe would result in a significant change in the pay ratio disclosure. Because there has been significant growth in our employee population since we last calculated the median employee in 2021, we identified a new median employee for purposes of our 2023 pay ratio disclosure.

Date Selection	The last day of the 2023 fiscal year, January 28, 2024 was used for the determination of the median employee.
Annualized Earnings
Permanent part-time and full-time employees with partial year earnings were annualized to full year earnings for the fiscal year, assuming consistent earnings. Annualized earnings include salary earned, bonus earned, and actual equity granted value. This does not apply to seasonal or temporary employees.

De-Minimus Rule
Employee groups in certain non-U.S. jurisdictions were excluded as the aggregate total of these employees amounts less than 5% of our total employee workforce. The jurisdictions excluded were France (99), Germany (165), Ireland (88), India (290), Japan (212), Malaysia (139), the Netherlands (47), New Zealand (237), Norway (17), Singapore (279), Spain (68), Sweden (28), Switzerland (30), Thailand (34), and Vietnam (38). The total number of employees excluded from the analysis was 1,771 based on a total workforce of approximately 38,000 as of the last day of 2023.

Exchange Rates
All figures shown are in U.S. dollars. The amounts originally in non-U.S. dollars were converted to U.S. dollars using the average of the average exchange rates for each fiscal month during the fiscal year.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
The following table shows information detailing (1) the total compensation of our principal executive officer ("PEO") as reported in the summary compensation table ("SCT"), (2) the average total compensation for the remaining named executive officers ("NEOs") collectively (other than the PEO) as reported in the summary compensation table, (3) the executive compensation actually paid to the PEO and (4) the average executive compensation actually paid to the non-PEO NEOs collectively, in each case for the covered fiscal year. The table also shows for each covered fiscal year our cumulative total shareholder return ("TSR") and our peer group's cumulative total shareholder return, our net income, and our operating income.
The amounts originally in Canadian dollars were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2023, fiscal 2022, fiscal 2021, and fiscal 2020, CDN$1.00 was equal to USD$0.741, USD$0.765, USD$0.799, and USD$0.748, respectively.
•The amounts originally in British pounds were converted to U.S. dollars for this table using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2023, fiscal 2022, and fiscal 2021, GBP£1.00 was equal to USD$1.248, USD$1.226, and USD$1.375, respectively.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(3)	Average SCT Total for non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	TSR ($)	Peer Group TSR ($)(4)	Net Income ($)	Operating Income ($)(5)(6)
2023	16,494,777	46,826,492	5,403,574	12,603,182	199.69	52.91	1,550,190,000	2,230,886,000
2022	15,663,837	18,293,236	4,798,051	5,432,002	129.85	65.40	854,800,000	1,789,069,000
2021	13,265,455	18,826,215	3,801,514	4,642,721	131.96	92.79	975,322,000	1,374,749,000
2020	10,590,106	39,322,881	2,017,947	4,622,741	137.30	95.81	588,913,000	819,986,000

(1) The following table reconciles the PEO Summary Compensation Table total to compensation actually paid:

Fiscal Year(a)	SCT Total ($)	Deductions from SCT Total($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at end of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested during Fiscal Year ($)	Compensation Actually Paid ($)
2023	16,494,777	(9,999,948)	21,668,543	17,428,693	1,234,427	46,826,492
(a) The PEO for 2023 was Calvin McDonald.
(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.
(2) The following table reconciles the Non-PEO NEOs Average Summary Compensation Table total to average compensation actually paid:

Fiscal Year(a)	SCT Total ($)	Deductions from SCT Total ($)(b)	Addition of Fair Value of Equity Awards Granted in the Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards Unvested at end of Fiscal Year ($)	Addition (Deduction) for Change in Value of Prior Year Awards That Vested during Fiscal Year ($)	Compensation Actually Paid ($)
2023	5,403,574	(3,062,484)	6,434,599	3,579,425	248,069	12,603,182
(a) The Non-PEO NEOs for 2023 included Meghan Frank, Celeste Burgoyne, Michelle Choe and André Maestrini.
(b) The deductions are the grant date fair value of equity-based awards (stock and option awards) granted each year.
(3) The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of PSU awards was estimated using the closing stock price of our common stock as of the last day of the applicable year and adjusted for management’s estimate of performance; and (3) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects for each particular award and valuation date: adjustments for expected volatility, risk-free interest rate, dividend yield, expected term - calculated using the simplified method, and stock price).
(4) Our peer group TSR is the S&P 500 Apparel, Accessories & Luxury Goods Index.
(5) For purposes of evaluating the achievement of the performance measure in our incentive programs, operating income generally means earnings before other income and taxes as reported in our financial statements or, if reported, adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.
(6) Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Analysis of the Information Presented in the Pay Versus Performance Table
The graphs opposite show the relationship of compensation actually paid to our chief executive officer and other named executive officers in the fiscal years of 2020 - 2023 to the following: (1) total shareholder return of both our company and peer group, (2) net income, and (3) operating income.
The graph for the "Compensation Actually Paid vs. lululemon and Peer Group TSR" assumes the investment of $100 on February 2, 2020 at the closing sale price of our common stock and the S&P 500 Apparel, Accessories & Luxury Goods Index.

Compensation Actually Paid vs. lululemon and Peer Group TSR
Compensation Actually Paid ($000s)
$55,000
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Value of Fixed $100 Investment
$220
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100 Investment made on February 2, 2020
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
lululemon TSR
Peer Group TSR

Compensation Actually Paid vs. lululemon Operating Income
Compensation Actually Paid ($000s)
$55,000
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Operating Income ($millions)
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Other NEO Compensation Actually Paid
lululemon Operating Income(1)(2)

(1) For purposes of evaluating the achievement of the performance measure in our incentive programs, operating income means earnings before other income and taxes as reported in our financial statements or, if reported, adjusted operating income as reported in our earnings release or other EDGAR filings as applicable.
(2) Refer to the non-GAAP reconciliation table in Appendix A of this proxy statement for reconciliations between the above adjusted non-GAAP financial measures and the most directly comparable measures calculated in accordance with GAAP.

Financial Performance Measures
As discussed in the Compensation Discussion and Analysis, our executive compensation program and compensation decisions reflect the guiding principles of aligning long-term performance with shareholder interests. The metrics used within our incentive plans are selected to support these objectives. The most important financial performance measures used by the company to link executive compensation actually paid to our NEOs for the most recent fiscal year to the company's performance are as follows:
•Operating income; and
•Net revenue.
The two measures listed above are the only financial measures used in incentive plans linking performance to compensation actually paid for our NEOs.

PROPOSAL NO. 4
SHAREHOLDER PROPOSAL

People for the Ethical Treatment of Animals, 1536 16th Street N.W., Washington, DC, 20036, has advised us that it intends to submit the following proposal for consideration at the annual meeting. The proposal and statement of support included below are reproduced as submitted and have not been checked for accuracy.
RESOLVED:
Shareholders request that lululemon issue a report examining any costs to our company’s reputation and any losses to projected sales incurred by its continued production and sale of apparel using animal-derived materials. The board should summarize and present its findings to shareholders by the end of the third quarter of the current fiscal year. The report should be completed at a reasonable cost and should omit proprietary information.
SUPPORTING STATEMENT:
The global ethical fashion market is anticipated to grow from $7.57 billion in 2022 to $11.12 billion in 2027. Ethical fashion refers to the design, production, and distribution of clothing that prioritizes minimizing harm to animals and the environment. In 2022, cruelty-free was the largest segment of the ethical fashion market by type, accounting for 43.3% of the total.
Despite the escalating demand for sustainable vegan fashion, lululemon continues to sell made from demonstrably cruel, environmentally destructive, and outdated materials such as wool, down, cashmere, and alpaca.
PETA entities have released 14 wool investigations, nine exposés of the down industry, two cashmere investigations, and the first-of-its-kind investigation into the alpaca wool industry. All expose that intense suffering, inadequate or nonexistent veterinary care, cruel transport, and violent slaughter are the norm, not the exception, and that industry standards and supplier assurances fail to protect animals.
These exposés—which include so-called “responsible” farms and slaughterhouses—uncovered heavily pregnant sheep with bloody cuts up to 5 inches long on their udders, ears, necks, and torsos; a worker decapitating a shrieking goose by striking the bird repeatedly with a dull axe; hair ripped so violently from cashmere goats that an investigator found skin attached to it; and alpacas being slammed onto tables, their legs wrenched hard in opposite directions, and crying during a shearing process that left many animals bleeding from deep wounds. In the end, all such animals are killed, sometimes while still conscious.
Not only are consumers demanding ethical materials, they’re also quick to turn their backs on companies they believe aren’t making progress or living up to their promises.
lululemon states that animal-derived materials comprise only 1% of its materials by weight and claims that it’s committed to leading the way with breakthrough materials. Our company already offers innovative, high-performance, cruelty-free alternatives to animal-derived materials, including recycled polyester fill, next-gen fabric created from recycled waste cotton, and a new plant-based nylon. It is reasonable for shareholders to request an analysis of the potential risks to our company’s reputation, sales, and share value lululemon may incur by continuing to source and even increase the amount of animal-derived materials it uses. Accordingly, we urge all shareholders vote “FOR” this ethically and economically responsible resolution.

For the reasons explained below, our Board of Directors unanimously recommend that you vote "AGAINST" this proposal.
Our board of directors has carefully considered this proposal and, for the reasons stated below, does not believe that it is in the best interests of lululemon and our shareholders.
lululemon is a designer and retailer of technical athletic apparel. Since our inception, we have fostered a distinctive corporate culture and promote core values in our business, including personal responsibility, entrepreneurship, honesty, courage, and inclusion.
Our board of directors believes you should vote against this proposal principally for the following reasons: (1) the requested report is unnecessary because of our commitment to obtaining animal-derived fibres, including down, wool, alpaca and cashmere from certified ethical and humane sources; (2) decisions about the use of materials in our products as well as the cost implications and potential risks of using animal-derived fibres should be made by our management and design team rather than our board of directors or shareholders; and (3) the requested report is unnecessary given our strong existing disclosures about our sourcing of animal-derived materials in our Impact Agenda, which is publicly available on our website. We believe the preparation of the report requested would expend company funds and resources to produce a document that would not provide meaningful additional or material insight into any potential risks to our reputation, sales or shareholder value incurred by our continued production and sale of apparel using responsibly-sourced animal-derived materials. Such a report would be an inappropriate use of resources that is not in the best interests of lululemon or our shareholders.
We have a robust responsible supply chain (RSC) program based on our vendor code of ethics that our vendors agree to uphold. Our vendor code of ethics outlines what we stand for when it comes to manufacturing practices - vendors are expected to uphold legal, safe, and ethical standards of production. We also have responsible materials and fibre sourcing expectations and procedures. Sourcing preferred fibres and materials in a responsible way is an important strategy to advance positive impact within the industry, through our business. We do not condone the mistreatment of animals, in any form, and have supply chain processes and procedures in place that we believe support the humane treatment of animals in connection with animal-derived fibre used in our products.
A small amount of our overall materials portfolio - one percent by weight - utilizes animal-derived fibres, including down, wool, alpaca, cashmere, and silk. In 2022, 75 percent of our animal-derived materials were traced or certified as responsibly sourced. Since 2016, our brand and 100% of our down is independently certified to the Responsible Down Standard (RDS), which is an industry standard developed by the Textile Exchange. The Textile Exchange describes the RDS as a voluntary standard that addresses animal welfare in the duck and geese supply chain and chain of custody of down and feather material from certified farms to the final product. lululemon is committed to sourcing raw materials responsibly, including the two companies that supply our down. In addition to down, in 2023, lululemon successfully introduced brand-level certification to the Responsible Wool Standard (RWS) and Responsible Alpaca Standard (RAS), and we are working to ensure supply chain partners and product are fully certified to these standards. Among other actions, we are also working to complete our Good Cashmere Standard membership, including fibre traceability.
Further, lululemon’s success depends in part on our ability to meet and exceed consumer product performance expectations as well as to anticipate and respond to product trends and changing consumer demands. If our management and design team are externally restricted in their ability to evaluate and make decisions regarding the use of materials in our products or the introduction of new products or novel technologies, we may be unable to continue to be a leader in technical athletic apparel innovation.

Given our commitment to using responsibly sourced animal-derived fibres in our products, our need to be responsive to product trends and consumer demands, and our public disclosure about our efforts, our board of directors does not believe that implementing this proposal would provide additional benefit to our shareholders. Accordingly, our board of directors recommends that shareholders vote “AGAINST” this proposal.

Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
Our board of directors unanimously recommends a vote "AGAINST" this proposal for the reasons noted above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Procedures for Approval of Related Person Transactions
Our board of directors has adopted a written policy for approval of transactions between lululemon and our directors or director nominees, executive officers, shareholders beneficially owning more than 5% of our stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds $120,000 in a single fiscal year and the party to the transaction has or will have a direct or indirect material interest. The policy provides that the audit committee reviews each transaction and determines whether or not to approve or ratify the transaction.
In determining whether to approve or ratify transactions subject to the policy, the audit committee considers, among other factors it deems appropriate, the related person's interest in the transaction and whether the transaction is on terms no less favorable to lululemon than terms that could have been reached with an unrelated third party.
The audit committee has considered and adopted the following standing pre-approvals under the policy for transactions with related persons:
•Employment as an executive officer of lululemon, if the related compensation is either required to be reported in our proxy statement or is approved (or recommended for approval) by the people, culture and compensation committee;
•Any compensation paid to a director if the compensation is required to be reported in our proxy statement;
•Any transaction where the related person's interest arises solely from the ownership of our stock and all holders of our common stock received the same benefit on a pro-rata basis; and
•Any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
Transactions with Related Persons
We have determined there are no transactions required to be disclosed under Item 404(a) of Regulation S-K.
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, our certificate of incorporation, and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
The following table sets forth information concerning the "beneficial ownership" of our common stock as of April 4, 2024 by (1) those persons who we know to beneficially own more than 5% of our outstanding common stock, (2) our directors, (3) the "named executive officers" listed in the summary compensation table, and (4) all of our current directors and executive officers as a group. "Beneficial ownership" is a concept that takes into account shares that may be acquired within 60 days of April 4, 2024 (such as by exercising vested stock options) and shares as to which the named person has or shares voting or investment power.

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
FMR LLC(5)	18,161,760	—	18,161,760	14.4%
245 Summer Street
Boston, MA 02210
Dennis J. Wilson(6)	10,602,345	—	10,602,345	8.4%
21 Water Street, Suite 600
Vancouver, BC V6B 1A1
The Vanguard Group, Inc.(7)	9,692,968	—	9,692,968	7.7%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(8)	9,153,642	—	9,153,642	7.3%
50 Hudson Yards
New York, NY 10001
Michael Casey	58,388	—	58,388	*
Shane Grant	248	—	248	*
Kathryn Henry	4,379	—	4,379	*
Teri List	96	—	96	*
Alison Loehnis	1,065	—	1,065	*
Isabel Mahe	718	—	718	*
Jon McNeill	7,830	—	7,830	*
Martha Morfitt(9)	90,895	—	90,895	*
David Mussafer	20,677	—	20,677	*
Emily White(10)	18,097	—	18,097	*

Beneficial Owner(1)	Number of Shares of Common Stock Owned	Right to Acquire(2)	Number of Shares Beneficially Owned(3)	Percent(4)
Calvin McDonald	85,922	205,440	291,362	*
Meghan Frank	8,455	12,285	20,740	*
Celeste Burgoyne	10,544	29,036	39,580	*
Michelle Choe	4,601	20,240	24,841	*
André Maestrini	6,037	7,691	13,728	*
Nicole Neuburger	4,050	8,008	12,058	*
Directors and executive officers as a group (16 persons)	322,002	282,700	604,702	*
* Less than 1%.
(1)Unless otherwise indicated, the address of the beneficial owner is c/o lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7.
(2)Represents shares of our common stock issuable upon exercise of options that have vested or will vest within 60 days of April 4, 2024.
(3)Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The number of shares beneficially owned represents common shares held as of April 4, 2024, and shares of our common stock issuable upon exercise of options or restricted stock units that have vested or will vest within 60 days of April 4, 2024.
(4)Percentages are calculated on the basis of 125,956,550 shares of our common stock and special voting stock outstanding as of April 4, 2024, except that any additional shares of our common stock that a person has the right to acquire within 60 days of April 4, 2024 were deemed to be outstanding for purposes of calculating that person's beneficial ownership.
(5)Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2024.
(6)Based on Schedule 13D/A filed by Mr. Wilson with the SEC on May 18, 2023.
(7)Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.
(8)Based on a Schedule 13G/A filed by the BlackRock Inc., with the SEC on January 26, 2024.
(9) Includes 750 shares of common stock gifted to irrevocable grantor trusts for the benefit of the reporting person's children, 200 shares of common stock held in the Weber Family Trust, and 500 shares of common stock held by Ms. Morfitt's spouse.
(10) Includes 11,101 shares of common stock held by The Kelly-White Living Trust.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees help our directors and executive officers prepare these reports using information obtained from them and from lululemon's records. We believe our directors, executive officers and 10% stockholders met all applicable Section 16(a) requirements during fiscal 2023, except that due to administrative error, Mr. McDonald, Ms. Frank, Ms. Choe, Ms. Burgoyne, Mr. Maestrini, and Ms. Neuburger each filed one late Form 4 to report one transaction.

TRANSACTION OF OTHER BUSINESS
At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the 2024 annual meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS
Shareholder proposals to be included in our proxy statement for our 2025 annual meeting must be received by the company secretary no later than December 27, 2024. Notices must be delivered to the company secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2025 annual meeting by more than 30 days from June 6, 2025, then the deadline will be the later of the 90th day prior to the 2025 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2025 annual meeting.
Shareholders wishing to submit a proposal (including a nomination for election as a director) for consideration at the 2025 annual meeting must do so in accordance with the terms of the advance notice provisions in our bylaws. These advance notice provisions require that, among other things, the shareholder give written notice to the company secretary of lululemon no later than the 120th day prior to the first anniversary of the date on which we first mailed this proxy statement. For the 2025 annual meeting, a shareholder's notice of a proposal will be considered timely if received no later than December 27, 2024. Notices must be delivered to the company secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2025 annual meeting by more than 30 days from June 6, 2025, then the deadline will be the later of the 90th day prior to the 2025 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2025 annual meeting.
Any notice of proposed business or nomination for director must comply with the provisions of our bylaws. Among other requirements, our bylaws require that any notice of proposed business include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination for director nominees must include of information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected and a representation that the proposed nominee will tender, promptly following that person’s failure to receive the required vote for election or reelection, an irrevocable resignation that will be effective upon board acceptance of such resignation. Furthermore, any notice of a nomination must comply with Exchange Act Rule 14a-19.

lululemon’s bylaws specifying the advance notice requirements for proposing business or nominations are available at www.sec.gov.

ANNUAL REPORT AND FORM 10-K

A copy of our combined annual report to shareholders and Annual Report on Form 10-K for the fiscal year ended January 28, 2024 will be mailed with this proxy statement to those shareholders that elect to receive a paper copy of the proxy materials. For those shareholders that receive the notice, this proxy statement and our 2023 Annual report are available at www.proxyvote.com.

Whether or not you plan to attend the annual meeting, please vote your shares via the Internet or telephone, as described in the accompanying materials, as soon as possible to ensure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting you will, of course, have the right to revoke the proxy and vote your shares electronically at the meeting.

APPENDIX A NON-GAAP FINANCIAL MEASURES
We provide certain 2023, 2022, and 2021 non-GAAP financial measures in this proxy statement. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. A reconciliation of the non-GAAP financial measures follows, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures. Our non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures reported by other companies.
For 2023 and 2022, adjusted gross profit, gross margin, and operating income exclude certain inventory provisions, goodwill and other asset impairments, and restructuring costs recognized in relation to lululemon Studio. The 2022 adjusted operating income also excludes the gain on disposal of assets for the sale of an administrative office building. For 2021, adjusted operating income excludes certain costs incurred in connection with the acquisition of MIRROR.
Please refer to Note 5. Property and Equipment, Note 8. Impairment of Goodwill and Other Assets, Restructuring Costs, and Note 9. Acquisition-Related Expenses included in Item 8 of Part II of the Annual Report on Form 10-K for the fiscal year ended January 28, 2024 for further information on the nature of these amounts.
We believe these adjusted financial measures are useful to investors as they provide supplemental information that enable evaluation of the underlying trend in our operating performance, and enable a comparison to our historical financial information. Further, due to the finite and discrete nature of these items, we do not consider them to be normal operating expenses that are necessary to run our business, or impairments or disposal gains that are expected to arise in the normal course of our operations. Management uses these adjusted financial measures internally when reviewing and assessing financial performance.

	2023
	Gross Profit	Gross Margin	Operating Income
GAAP results	$5,609,405,000	58.3%	$2,132,676,000
lululemon Studio charges:
lululemon Studio obsolescence provision	23,709,000	0.3	23,709,000
Impairment of assets			44,186,000
Restructuring costs			30,315,000
Adjusted results (non-GAAP)	$5,633,114,000	58.6%	$2,230,886,000

	2022
	Gross Profit	Gross Margin	Operating Income
GAAP results	$4,492,340,000	55.4%	$1,328,408,000
lululemon Studio charges:
lululemon Studio obsolescence provision	62,928,000	0.8	62,928,000
Impairment of goodwill and other assets			407,913,000
Gain on disposal of assets			(10,180,000)
Adjusted results (non-GAAP)	$4,555,268,000	56.2%	$1,789,069,000

2021
Operating Income
GAAP results	$1,333,355,000
Transaction and integration costs	2,989,000
Acquisition-related compensation	38,405,000
Adjusted results (non-GAAP)	$1,374,749,000

lululemon

LULULEMON ATHLETICA INC.
1818 CORNWALL AVENUE
VANCOUVER, BC CANADA V6J 1C7
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LULU2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V49569-P05207

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LULULEMON ATHLETICA INC.

The Board of Directors recommends you vote FOR all of the following nominees:

1. Election of Directors

Class II Nominees (to serve until 2027 annual meeting):	**For**	**Against**	**Abstain**
1a. Calvin McDonald	☐	☐	☐
1b. Isabel Mahe	☐	☐	☐
1c. Martha Morfitt	☐	☐	☐
1d. Emily White	☐	☐	☐
Class I Nominees (to continue until 2026 annual meeting):			
1e. Shane Grant	☐	☐	☐
1f. Teri List	☐	☐	☐

The Board of Directors recommends you vote FOR the following management proposals:	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2025.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following shareholder proposal:	**For**	**Against**	**Abstain**
4. Shareholder proposal regarding a report on the impact of the production and sale of animal-derived products (if properly presented at the meeting).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V49570-P05207

lululemon athletica inc.
Annual Meeting of Shareholders
June 6, 2024 8:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Calvin McDonald and Meghan Frank, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of lululemon athletica inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM PDT on June 6, 2024, via the Internet at: www.virtualshareholdermeeting.com/LULU2024, and any adjournment or postponement thereof: (1) as specified on the proposals listed on the reverse side; and (2) in their best judgment upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side